Exhibit 2

Stock exchange code: 7757

June 1, 2012

To Shareholders in the United States:

Both parties of the Share Exchange Agreement referred to in this document, Nidec Corporation and Nidec Sankyo Corporation, have been incorporated under the laws of Japan. This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

To Shareholders:

5329 Shimosuwa-machi, Suwa-gun, Nagano

Nidec Sankyo Corporation

Kazuyoshi Yasukawa, President and Representative Director

Notice of Convocation of 88th Ordinary General Shareholders Meeting

You are cordially invited to attend the 88th Ordinary General Shareholders Meeting of Nidec Sankyo Corporation (the “Company”).

If you are unable to attend the meeting, you may exercise your voting rights in writing. Please review the enclosed General Shareholders Meeting Reference Documents, indicate your votes in favor of or opposed to the proposed resolutions on the enclosed Voting Form, and return it to the address indicated below. The form must be received by the Company no later than 5:25 p.m. on Friday, June 15, 2012.

Meeting Details

1.	Date and time:	Monday, June 18, 2012 at 10:00 a.m.

2.	Location:	Hotel Beniya, second floor, Ruby Hall 2-7-21 Kogan-dori, Suwa-shi, Nagano

3.	Agenda

Matters to be Reported

1.	Business Report, Consolidated Financial Statements, and Audit Results of the Accounting Auditors and Board of Corporate Auditors for the 88th Fiscal Term (April 1, 2011 to March 31, 2012)
2.	Financial Statements for the 88th Fiscal Term (April 1, 2011 to March 31, 2012)

Matters to be Resolved Upon

Proposed Resolution 1: Approval of Share Exchange

Proposed Resolution 2: Election of Nine Directors

Proposed Resolution 3: Election of Three Corporate Auditors

4.	Other notifications

“Provisions of the Company Articles of Incorporation” and “Details of Nidec’s financial statements for the most recent fiscal year” referenced in the discussion of Proposed Resolution 1 in the General Shareholders Meeting Reference Documents are posted on the Company’s Website (http://www.nidec-sankyo.co.jp/) in accordance with laws and regulations and Article 15 of the Articles of Incorporation and are not included in this notice.

Notes

1.	If you plan to attend the meeting, please submit the enclosed Voting Form to the reception desk.
2.	If you plan to vote by proxy, Article 16 of the Articles of Incorporation sets forth that one shareholder who also possesses voting rights may exercise your voting rights. Please submit a proxy letter to be submitted for each shareholders meeting.
3.	If any corrections are made to the General Shareholders Meeting Reference Documents, business report, financial statements, or consolidated financial statements, notice of the corrected versions will be sent by mail or posted on the Company’s Website (http://www.nidec-sankyo.co.jp).

(Document provided)

BUSINESS REPORT

(From April 1, 2011

To March 31, 2012)

1.	Matters concerning the current situation of the corporate group

(1)	Developments and results of business of the corporate group

1)	Summary of the current consolidated fiscal year

In the fiscal year ended March 31, 2012, the world economies experienced with a growing concern of economic slowdown in developed countries in fear of European debt crisis. Then, a high level of yen appreciation was caused amid these circumstances, and adversely affected the business activities, coupled with the flood damage occurred in Thailand.

Under this condition, our group faced with extension of capital investment plans of liquid crystal panel makers for industrial robots and customer order adjustments due to the flood damage in Thailand, and as a result, net sales was 81,926 million yen, down 10,215 million yen from the previous year.

Operating income was 6,234 million yen, down 5,018 million yen from the previous year, due to the increasing costs of raw materials and overseas production, in addition to decreased sales.

Ordinary income was 6,158 million yen, down 3,960 million yen from the previous year, and net income was 3,361 million yen, down 4,145 million yen from the previous year.

As an extraordinary loss, we recorded 878 million yen as loss on liquidation of business related to the transfer of LAC (automatic focus VCM for cell phone camera modules) business announced on February 22, 2012 and changes to our subsidiaries. Also, with respect to tape drive mechanism business, disc drive mechanism business, and fluid control equipment business, etc. that we took over from Nidec Pigeon Corporation which under liquidation proceedings following by the wind-up resolution as of June 30, 2011, we judged that it was difficult to secure sales as expected hereafter, and dissolved those businesses and recorded losses on liquidation business of 245 million yen.

2)	Overview of segments by type of business

Electronic Component business Composition ratio of net sales 49.1 % YOY 96.4%	Major products/Motor with brushes, brush-less motor, stepping motor, actuator unit, etc.

(Overview)

Net sales from Electronic Component business was 40,242 million yen, down 1,519 million yen from the previous year.

Stepping motors increased by 3.9 % in net sales year on year, thanks to steady demands for ODD in PC market and also resulting from our active sales promotion aiming to acquire new shares of mirrorless single-lens reflect camera in the market, as well as sales expansion in emerging markets. With respect to actuator units, demand for product groups addressing topics in the domestic consumer-electronic market, such as energy saving home appliances, made a progress in the wake of electric power shortage after the Great East Japan Earthquake. Also, demand for product groups with simple function and low price has increased in emerging country consumer-electronic markets centered in Asia. Based on the past records of our products equipped, we endeavored to expand our sales aggressively especially into emerging markets, and as a result, sales increased by 5.9 % year on year.

As such, our efforts to expand our sales in emerging markets aggressively (volume zone) by share expansion strategy and launch new products in the market, such as image stabilizer units contributed to increase net sales from the previous year. Although we aggressively focused on sales activity aiming to expand our market shares, the impacts of the flood damage in Thailand on stepping motors and motor-drive units and prolonged yen appreciation resulted into a decreased revenue year on year.

In addition to a decreased revenue, due to an increase in prices of raw materials and costs of overseas production, coupled with development costs of new products preceded, operating income was 1,637 million yen, down 1,571 million yen from the previous year.

Systems Machinery business Composition ratio of net sales 32.4 % YOY 76.7%	Major products/Card reader, industrial robot, etc.

(Overview)

Net sales of Systems Machinery business was 26,569 million yen, down 8,085 million yen from the previous year.

Due to growing concern about economic slowdown in developed countries, mainly in Europe and the U.S., and out of balance of supply and demand for panels in the large-size liquid crystal displays market, liquid crystal panel makers extended their capital investments plan materially. Also, temporary concentration of new capital investments in various countries centering on Chinese market in the previous year resulted into a decrease in net sales year on year. As for card readers, markets in emerging countries such as China, India and Eastern Europe, have been steadily growing, and we aggressively promoted our “Three New (new products, new markets and new customers) Strategy” taking advantage of our past sales records. However, investment restraining atmosphere in the financial markets was predominant, affected by yen’s appreciation and debt problems in European countries, and net sales decreased year on year.

Operating income was 4,239 million yen, down 2,991 million yen from the previous year, with an effect of decreased revenues.

Group Companies related business Composition ratio of net sales 18.5 % YOY 96.1%	Major products/Units for business equipment, etc.

(Overview)

Net sales of group companies related business was 15,113 million yen, down 611 million yen from the previous year.

Nidec Nissin Corporation made Tammy Corporation its subsidiary with the aims to boost metal molding technologies in order to realize growth strategy in molding related components and to strengthen supplemental functions in new markets. Going forward, we continue to endeavor for further expansion of our shares in emerging markets by aggressively promoting New Three Activities, and lead to good results of revenue increase.

Operating income was 914 million yen, down 493 million yen from the previous year.

Total	Net sales: 81,926 million yen (Composition 100.0% 88.9 % YOY)

(Note)

1.	Amounts are rounded down to the nearest million yen.
2.	In the current fiscal year, segment categories were changed. Comparisons of increase or decrease year on year and increase-decrease rate were made based on segment categories after the group reorganization.

(2)	Status of financing, etc. by the corporate group

1)	Financing

We used our own resources for necessary funds.

2)	Capital investments

Total amount of capital investments during the current consolidated fiscal year amounted to 5,180 million yen.

Major capital investments during the current consolidated fiscal year are as described below.

Electronic Component business	2,170 million yen
Systems Machinery business	320 million yen
Group companies related business	990 million yen
Others	1,700 million yen

(3)	Overview of assets and profit & loss during the preceding three fiscal years

Overview of assets and profit and loss of the corporate group

Category	The 85th term (From April 1, 2008 To March 31, 2009)	The 86th term (From April 1, 2009 To March 31, 2010)	The 87th term (From April 1, 2010 To March 31, 2011)	The 88th term (From April 1, 2011 To March 31, 2012) Current consolidated fiscal year
Net sales	100,515 million yen	76,202 million yen	92,142 million yen	81,926 million yen
Ordinary income	4,665 million yen	7,199 million yen	10,118 million yen	6,158 million yen
Net income	1,874 million yen	4,609 million yen	7,506 million yen	3,361 million yen
Net income per share	9.81 yen	24.12 yen	39.29 yen	17.65 yen
Total assets	98,176 million yen	101,339 million yen	104,650 million yen	99,089 million yen
Net assets	74,285 million yen	77,496 million yen	82,081 million yen	82,758 million yen
Net assets per share	387.86 yen	404.77 yen	428.63 yen	435.75 yen

(Note)    Amounts indicated in millions of yen are rounded down to the nearest million yen.

(4)	Issues to be addressed by the corporate group

1)	Expansion of sales

With focus on growth of the all companies as a whole, we intend to reinforce our existing products and expand our sales, and we continue to promote the Three New (new products, new markets and new customers) Strategy and engage aggressively in revenue increasing activities.

2)	Strengthening of profitability

We will enhance our profitability through fundamental review on our product designs, drastic reforms of supply chains by promoting in-house parts production and local procurement in overseas, productivity improvement in manufacturing processes and reform of domestic fixed structure, etc.

3)	Promotion of globalization

We will move into a global market aggressively, centering on the emerging countries leading the world economic growth, and to reform our business structure focusing on the growth of global market. In addition, we will realize our cost competitiveness and promptness to win the competition in a global market, especially local companies in emerging markets.

4)	Innovation of manufacturing

In order to cope with market prices decline of products, price escalation of raw materials and increase in personnel costs overseas, we will aggressively introduce low-cost automation, and address to improve our productivity through manufacturing innovation. Also, under the recognition that the foundation of manufacturing stands on building up human resources, we continue to make efforts on development of human resources applicable to a global market.

(5)	Major business segments of the corporate group (as of March 31, 2012)

Electronic Component business	Manufacturing and sales of brush motor, brushless motor, stepping motor, actuator unit, etc.
Systems Machinery related business	Manufacturing and sales of card reader, industrial robot, etc.
Group companies related business	Manufacturing and sales of units for business equipment

(6)	Status of major bases of the corporate group and employees as of the end of the current fiscal year

1)	Major bases, etc. of the corporate group

The Company		Head office	Shimosuwa-machi, Suwa-gun, Nagano
		Sales bases	Tokyo branch (Shinagawa-ku Tokyo), Osaka branch (Osaka-shi, Osaka), Nagoya sales office (Nagoya-shi, Aichi)
		Production bases	Shimosuwa business office (Shimosuwa-machi, Suwa-gun, Nagano), Ina business office (Ina-shi, Nagano), Komagane business office (Komagane-shi, Nagano)

Subsidiaries	Nidec Nissin Corporation	Head office	Chino-shi, Nagano
	Nidec Sankyo America Corporation	Head office	New Jersey, U.S.A.
	Nidec Sankyo Singapore Pte. Ltd.	Head office	Singapore
	Nidec Sankyo (H.K.) Co., Limited	Head office	Hong Kong, China
	Nidec Sankyo Electronics (Shenzhen) Corporation	Head office	Guangdong province, China
	Nidec Sankyo Taiwan Corporation	Head office	Kaohsiung, Taiwan
	Nidec Sankyo Electronics (Dongguan) Corporation	Head office	Guangdong province, China
	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	Head office	Guangdong province, China
	Nidec Sankyo (Zhejiang) Co., Ltd.	Head office	Zhejiang province, China
	Nidec Sankyo Vietnam Corporation	Head office	Ho Chi Minh City, Viet Nam

2)	Status of employees of the corporate group

1.	Status of the corporate group

	(Unit: person	)
Name of segment by type of business	Number of employees
Electronic Component business	10,449
Systems Machinery related business	1,025
Group companies related business	2,039
Company-wide (Common)	340

Total	13,853

(Note)

1.      Number of employees refers to number of working people. Also, the number of employees indicated as Company-wide (common) refers to employees in managerial positions who cannot be categorized into a specific segment.

2.      The reason why the number of employees decreased by 3,325 persons from the end of the previous fiscal year is mainly due to a decreased number of employees of 1,480 in Nidec Sankyo (Fuzhou) Corporation associated with discontinuation of LAC business and 1,168 in Nidec Sankyo Electronics (Dongguan) Corporation associated with discontinuation of Pigeon business.

2.	Status of the business report preparing the Company

Number of employees	Change year on year	Average age	Average years of service
1,231 persons	— 10 persons	42.6 years of age	19.0 years

(Note)     Number of employees refers to number of working people.

(7)	Status of important parent company and subsidiaries (as of March 31, 2012)

1)	Status of parent company

Nidec Corporation has 77.4% of voting rights of the Company (indirect ownership of 1.9%), and is the parent company. The Company, as a member of Nidec Corporation group, maintains close relations with Nidec Corporation and each company of Nidec Corporation group in order to maximize synergy effects. Business operations and transactions are segregated from parent company’s corporate group companies, under the principle that the Company maintains its independence from business group of the parent company. Status of assigned Board members who concurrently hold positions at our parent company and employees dispatched from is not a degree like disturbing the Company’s independent management decisions, and the Company secures a certain independence.

2)	Status of subsidiaries

Name of company	Capital	Ratio of voting rights (%)	Description of major business
Nidec Sankyo Shoji Corporation (Japan)	90 million yen	100.0	Sales of music box parts/finished products, etc.
Nidec Nissin Corporation (Japan)	1,057 million yen	100.0	Manufacturing and sales of molds, molded articles, etc.
Nidec Sankyo America Corporation (U.S.A.)	1,500 thousand US dollars	100.0	Sales of the Company’s products and marketing research
Nidec Sankyo (H.K.) Co., Ltd. (China)	59,000 thousand HK dollars	100.0	Sales of the Company’s products and marketing research
Nidec Sankyo Taiwan Corporation (Taiwan)	310,130 thousand Taiwan dollars	100.0	Manufacturing and sales of processed parts, industrial robots, etc.
Nidec Sankyo Singapore Pte. Ltd. (Singapore)	3,247 thousand Singapore dollars	100.0	Manufacturing and sales of actuator units, etc. and sales of the Company’s products
Nidec Sankyo Vietnam Corporation (Vietnam)	7,000 thousand US dollars	100.0	Manufacturing and sales of stepping motors
Nidec Sankyo (Zhejiang) Corporation (China)	122,469 thousand Chinese yuan	100.0	Manufacturing and sales of actuator units, industrial robots, etc.
Nidec Sankyo Electronics (Dongguan) Corporation (China)	85,563 thousand Chinese yuan	100.0	Manufacturing and sales of DC motors, stepping motors, etc.
Nidec Sankyo (Thailand) Co., Ltd.	10,000 thousand US dollars	100.0	Sales of the Company’s products and marketing research

(Notes)
1. At the Board of Directors meeting held in February 2012, it was resolved to sell Nidec Sankyo (Fuzhou) Corporation.
2. Business of Nidec Pigeon Corporation was transferred to our Company’s Electronic Component business as of June 30, 2011, and it is under liquidation procedures.
3. Nidec Sankyo (Thailand) Co., Ltd. is included in the scope of consolidation started in the current fiscal year because its importance increased.

(8)	Major lenders and amounts of loans (as of March 31, 2012)

(Unit: millions of yen)

Lender	Outstanding of loan
Nidec Management Shanghai Corporation	340
Independent Administration Agency, The WELFARE AND MEDICAL SERVICE AGENCY (WAM)	18
Total	358

(Note) Loans from Independent Administration Agency, The WELFARE AND MEDICAL SERVICE AGENCY, is a borrowing for the purpose of money lending to employees.

(9)	Dividends policy

The Company desire to build long-term good relations with stakeholder and continue to develop with making a contribution to society. In particular, we wish to return stable dividends to our shareholders on a continuous basis. On the other hand, we believe it is important to carry out payment of dividends in a flexible manner according to results of business operations. In the consideration of these factors generally, we would like to return profits to our shareholders.

With respect to dividends for the current year, based on the above policy, we decided to pay 5 yen per share for dividends at the end of the current year. Together with an interim dividend of 5 yen per share, we decided to carry out payment of dividend of 10 yen per share per annum.

As for internal reserve, we apply it to research and development, capital investments, etc. in order for us to grow further in the future.

2.	Matters concerning the shares (as of March 31, 2012)

Status of Shares
1) Number of shares authorized	400,000,000	shares
2) Number of outstanding shares	189,363,288	shares	(excluding 1,744,340 shares of treasury stock	)
3) Number of stockholders as of the end of the current fiscal year	7,956	persons
4) Top 10 shareholders

Name of shareholder	Number of shares held (thousands)	% of total shares
Nidec Corporation	142,661	75.34
The Hachijuni Bank, Ltd.	4,212	2.22
Mizuho Trust & Banking Co., Ltd. as trustee for Retirement Benefit Trust of CANON INC. (re-entrusted by Trust & Custody Services Bank, Ltd.)	3,710	1.96
Shigenobu Nagamori	2,252	1.19
Nidec Copal Corporation	2,000	1.06
Japan Trustee Services Bank, Ltd. (Account in trust)	1,539	0.81
Nidec Tosok Corporation	1,000	0.53
The Master Trust Bank of Japan, Ltd. (Account in trust)	960	0.51
Nagano Keiki Co., Ltd.	940	0.50
Rokuichi Yamada	850	0.45

(Note) The % of total shares is calculated after subtracting treasury stock (1,744,340 shares).

3.	Matters concerning subscription rights to shares

Not applicable.

4.	Matters concerning corporate officers

(1)	Directors and corporate auditors (as of March 31, 2012)

Name	Title and areas of responsibilities	Important positions concurrently held
Shigenobu Nagamori	Member of the Board and Chairman

Chairman of the Board, President (CEO), Nidec Corporation

Representative Director and Chairman, Nidec Techno Motor Holdings Corporation

Representative Director and Chairman, Nidec-Shimpo Corporation

Representative Director and Chairman, Nidec Seimitsu Corporation

Representative Director and Chairman, Nidec Nissin Corporation

Member of the Board and Chairman, Nidec Copal Corporation

Member of the Board and Chairman, Nidec Tosok Corporation

Member of the Board and Chairman, Nidec Copal Electronics Corporation

Member of the Board and Chairman, Nidec-Read Corporation

Member of the Board and Chairman, Nidec Servo Corporation

Member of the Board and Chairman, Nidec Techno Motor Corporation

Kazuyoshi Yasukawa	Representative Director and President In charge of Manufacturing Technology Division and Purchasing Control Division	Representative Director and Chairman, Nidec Sankyo (Zhejiang) Corporation

Eiji Imai	Member of The Board, Senior Vice President In charge of STM Business General Manager, STM Division

Representative Director and Chairman, Nidec Sankyo Taiwan Corporation

Representative Director and Chairman, Nidec Sankyo Electronics (Dongguan) Corporation

Representative Director and Chairman, Nidec Sankyo Electronics (Shaoguan) Co., Ltd.

Kazutake Akiba	Member of The Board, Senior Vice President (CFO) In charge of Accounting, Finance and Information Systems	Corporate Auditor, Nidec Nissin Corporation

Takaomi Ohira	Member of The Board, Senior Vice President Controlling Manager, Sales Department General Manager, Sales & Marketing Division

Representative Director and Chairman, Nidec Sankyo America Corporation

Representative Director and Chairman, Nidec Sankyo Europe GmbH

Representative Director and Chairman, Nidec Sankyo (H.K.) Co., Ltd.

Representative Director and Chairman, Nidec Sankyo Electronics (Shenzhen) Corporation

Representative Director and Chairman, Nidec Sankyo Electronics (Shanghai) Corporation

Representative Director and Chairman, Nidec Sankyo Korea Corporation

Representative Director and Chairman, Nidec Sankyo (Thailand) Co., Ltd.

Shigeru Aoki	Member of The Board, Vice President In charge of Internal Audit and Management Advisory, Secretarial Office, Corporate Planning, General Affairs, Human Resources, Structural Reforms Supporting Project	Corporate Auditor, Nidec Nissin Corporation

Tetsuo Inoue	Member of The Board

Member of the Board, Senior Vice President, Nidec Corporation

Corporate Auditor, Nidec Copal Corporation

Corporate Auditor, Nidec Tosok Corporation

Corporate Auditor, Nidec Copal Electronics Corporation

Corporate Auditor, Nidec-Read Corporation

Corporate Auditor, Nidec Servo Corporation

Member of the Board, Nidec Nissin Corporation

Shuhei Fujii	Standing Corporate Auditor

Corporate Auditor, Nidec Sankyo Taiwan Corporation

Corporate Auditor, Nidec Sankyo Electronics (Shenzhen) Corporation

Corporate Auditor, Nidec Sankyo Electronics (Dongguan) Corporation

Corporate Auditor, Nidec Sankyo Electronics (Shaoguan) Co., Ltd.

Corporate Auditor, Nidec Sankyo Korea Corporation

Corporate Auditor, Nidec Sankyo Vietnam Corporation

Toshinori Uehara	Standing Corporate Auditor	Corporate Auditor, Nidec Sankyo Electronics (Shanghai) Corporation Corporate Auditor, Nidec Sankyo (Zhejiang) Corporation Corporate Auditor, Nidec Nissin Corporation

Name	Title and areas of responsibilities	Important positions concurrently held
Hideo Asahina	Corporate Auditor	Full-time Advisor, Nidec Corporation Corporate Auditor, Nidec Copal Corporation Corporate Auditor, Nidec Tosok Corporation

Hideaki Imamura	Corporate Auditor	Professor, Institute of Innovation Management Graduate School of Shinshu University

Osamu Narumiya	Corporate Auditor	Full-time Corporate Auditor, Nidec Corporation Corporate Auditor, Nidec Tosok Corporation

(Note)

1.	Mr. Tetsuo Inoue, Director, is Outside Director.
2.	Messrs. Hideo Asahina, Hideaki Imamura and Osamu Narumiya, Corporate Auditors, are Outside Corporate Auditors.
3.	Mr. Toshinori Uehara, Corporate Auditor, engaged in the Company’s accounting operation for a long time, and he holds considerable knowledge and experiences with regard to financing and accounting.
4.	Mr. Hideo Asahina, Corporate Auditor, engaged in financing operations for a long time and holds considerable knowledge and experiences with regard to financing and accounting.
5.	Mr. Hideaki Imamura, Corporate Auditor, is an independent director under the provision of paragraph 2 of Article 436 of Securities Listing Regulations of Tokyo Stock Exchange.
6.	Mr. Shigeru Okayama, Executive Vice President, has resigned as of June 13, 2011.
7.	Mr. Katsuyoshi Shinbo, Corporate Auditor, has resigned as of June 13, 2011.

(2)	Total amount of compensations, etc. paid to Directors and Corporate Auditors

Category	Number of recipients (persons)	Amount of compensation (millions of yen)
Member of The Board	6	59
Corporate Auditor	4	29

Total	10	89

(Note) Amounts paid to directors do not include employee portion of salaries of director-employees.

(3)	Matters concerning outside officers

1)	Status of important concurrent engagements in other companies, etc. and relations between our Company and the said other companies (as of March 31, 2012)

Name	Title and areas of responsibilities	Important positions concurrently held

Tetsuo Inoue	Member of The Board

Member of The Board, Senior Vice President, Nidec Corporation

Outside Corporate Auditor, Nidec Copal Corporation

Outside Corporate Auditor, Nidec Tosok Corporation

Outside Corporate Auditor, Nidec Copal Electronics Corporation

Outside Corporate Auditor, Nidec-Read Corporation

Outside Corporate Auditor, Nidec Servo Corporation

Outside Director, Nidec Nissin Corporation

Hideo Asahina	Corporate Auditor	Full-time Advisor, Nidec Corporation Outside Corporate Auditor, Nidec Copal Corporation Outside Corporate Auditor, Nidec Tosok Corporation

Hideaki Imamura	Corporate Auditor	Professor, Institute of Innovation Management Graduate School of Shinshu University

Osamu Narumiya	Corporate Auditor	Standing Corporate Executive Auditor, Nidec Corporation Outside Corporate Auditor, Nidec Tosok Corporation

(Note) There are no special relations between the Company and the companies with which positions are held concurrently.

2)	Status of main activities of outside officers

Name	Status of attendance (number of attendances)		Status of remarks made
	Board of Directors meeting	Board of Auditors meeting
Tetsuo Inoue	13 times	—	He makes remarks concerning business management from a professional standpoint.

Hideo Asahina	13 times	6 times	He makes remarks concerning business management from a professional standpoint.

Hideaki Imamura	12 times	4 times	He makes remarks concerning management from a professional standpoint.

Osamu Narumiya	14 times	6 times	He makes remarks concerning business management from a professional standpoint.

(Note)
1.	The number of times the Board of Directors meeting was held during the current fiscal year was 16 times, and that of the Board of Corporate Auditors meeting was 6 times.
2.	Mr. Hideaki Imamura, Corporate Auditor, was newly appointed as Corporate Auditor of the Company on June 13, 2011.

3)	Total amount of compensations to outside officers relating to the current fiscal year.

	Number of persons	Amount of compensation, etc.	Compensations, etc. from parent company or subsidiary of the said parent company
Total amount, etc. of compensation, etc. to outside officers	5 persons	4 million yen	39 million yen

5.	Matters concerning Accounting Auditor

(1)	Name of Accounting Auditor

Kyoto Audit Corporation

(2)	Changes in Accounting Auditor during the current year.

Not applicable.

(3)	Amount of compensations, etc. to Accounting Auditor

(Unit: millions of yen)
Category	Amount paid
1) Amount of compensations to be paid by the Company	51
2) Total amount of money and other property benefits to be paid by the Company and subsidiaries of the Company	69

(Note)	In the audit contract between the Company and the Accounting Auditor, there is no distinction between audit fees based on the Companies Act and based on the Financial Instruments and Exchange Act. Also, it is not practically segregated, and then the amount in 1) indicates the total amount of these fees.

(4)	Policies for decision on dismissal or refusal of re-appointment of Accounting Auditor

In cases where Accounting Auditor falls under any of the items described in paragraph 1 of Article 340 of the Companies Act, the Board of Corporate Auditors shall dismiss the Accounting Auditor with the consent of all.

In addition to the above case, in cases where it is recognized that execution of a proper audit is deemed difficult due to occurrence of the event impairing the eligibility and the independent status of the Accounting Auditor, Director shall, with a consent of the Board of Corporate Auditor or at the request of the Board of Corporate Auditor, submit a proposal for refusal of re-appointment of the Accounting Auditor to the shareholders meeting.

6.	Basic policies concerning control by stock company

Not applicable.

7.	Summary of resolutions concerning development of systems to secure appropriateness of operations
(Basic policy for establishment of internal control systems)

(1)	System concerning storage and management of information about execution of duties by Directors

1)	We store minutes of the Board of Directors meeting in which resolutions by the Board of Directors are recorded in accordance with the provisions of Rules for Board of Directors.

2)	We circulate a document “Ringisho” prepared to obtain an approval to all the concerning authorized persons based on the Approval Standards, and store it in accordance with Rules for Requesting Approval after the completion of approval by Directors in charge.

3)	With respect to decisions and important matters that need to be thoroughly known to all employees, notice is issued and managed and stored in accordance with Rules for Notices.

4)	With regard to other documents, including rules and contracts, we store and manage those in accordance with Rules for Management of Documents.

(2)	Rules and other systems concerning management of the risk of loss

1)	We established Risk Management Committee, in which a person who is appointed by the Board of Directors meeting serves as the chairperson, and the Committee engages in decisions on risk management policies or measures, punishments for reporting retardation and negligence and matters concerning to be reported to the Board of Directors.

2)	Risk Management Committee appoints Manager of Risk Management by each division, and the Manager engages in building a risk management system in his or her responsible operational areas and preparation for annual plans.

3)	In cases where a risk comes up to the surface due to such as natural disaster, we will establish an Emergency Response Headquarter under the responsibility of the Representative Director and President, and to prepare measures in cooperation with Risk Management Committee.

(3)	A system to secure that execution of duties by Directors is made in an efficient manner

1)	We establish long-term visions of the overall group, clarify targets of each Director for the purpose of achieving the visions, implement performance evaluation in a thorough manner and build a system that allows us to reexamine flexibly as the needs arise.

2)	We build a system in which information concerning management risks are shared through day-to-day risk meeting or management meeting, and execution of duties and decision making by Directors are carried out in a timely and efficient manner. In addition, as for important issues, decision is made at the Board of Directors meeting.

3)	For a prompt decision making by an authorized Director, Rules for Requesting Approval and Approval Standards are prepared, and proper authorities and responsibilities are allocated in an appropriate manner.

4)	We have introduced the corporate officer system and have built up a system in which authorities concerning execution of duties are delegated to Corporate Officers under the supervision of the Board of Directors, such as that appointment and dismissal of Corporate Officers are decided by the Board of Directors meeting.

(4)	System to secure that executions of duties by Directors and employees comply with laws and regulations and the articles of incorporation

(4)-1	System to secure that execution of duties by Directors is in compliance with laws and regulations and the articles of incorporation

1)	As a corporate governance system, we have adopted a company with auditors, and have built a framework for governance with outside Corporate Officers who hold wide range of knowledge and specialization, in addition to Directors who hold deep knowledge and Corporate Auditors who hold broad experience regarding management environments surrounding our Company or internal situations.

2)	As such, Directors, Corporate Auditors and outside Corporate Officers attend the Board of Directors meeting and other important meetings, and through their opinions made from a viewpoint of each standing position and with own insights, executions of duties by Directors are supervised. In this way, we have secured a system in which decision making is made under a rigorous audit system.

(4)-2	A system to secure that executions of duties by employees comply with laws and regulations and the articles of incorporation

1)	We have established Compliance Committee, in which a person who is appointed by the Board of Directors meeting serves as the chairperson, and the Committee engages in preparing and revision of compliance policies and manuals, check a progress of compliance plans and the reporting matters to the Board of Directors.

2)	Compliance Committee appoints a person in charge of compliance by each division, and person in charge of compliance engages in building of a compliance system in his or her responsible operational areas and preparation of annual plans.

3)	As a system to give indirect support for compliance, we have established a whistle-blowing system. The contact office of the whistle-blowing is required to report to Compliance Committee progress on resolution of reported problems.

(5)	System to secure appropriateness of operations of a corporate group consisted of a stock company, its parent company and its subsidiaries

1)	We unify management philosophies with those of Nidec Corporation, our parent company, and we invite a few Directors from them. Also, we strive for an establishment of internal controls required under Article 404 of the Sarbanes-Oxley Act in cooperation with the parent company.

2)	As for our subsidiaries, we have established a division to manage overall corporate group. Also, we seconded Director or Corporate Auditor to each subsidiary for build up a cooperative relationship. Further, as for compliance and risk management and monitoring activities, we strive to build a system to tackle on as a unified body.

(6)	Matters concerning employees in a case where a Corporate Auditor requests for assigning employees to let them support his or her duties, and matters concerning independence of employees from Directors

When a Corporate Auditor assigns a few of dedicated employees to let them support his or her duties, approval from the Corporate Auditor shall be obtained before decisions, if such cases are concerning to the personnel relocation and performance evaluation of the said employees. In addition, we will establish a system, in cases the Corporate Auditor requests, internal audit division carry out an audit as per requested, and report the results of the audit are submitted to the Board of Corporate Auditors without any interference by Director.

(7)	A system where Directors and employees report to Corporate Auditor and a system concerning matters to be reported to other Corporate Auditor

1)	Directors, Corporate Officers and employees are required to report to Corporate Auditors in cases when an event that causes material damage to the Company occurred or may occur, and when any event which the Board of Corporate Auditors stipulated as an event to be reported occurred.

2)	We have developed a system that employee can report to Corporate Auditors through the whistle-blowing system in cases an employee discovers violence of laws and regulations, violence of compliance, etc.

(8)	Other systems to ensure that audits by the Board of Corporate Auditors are conducted effectively

1)	The Board of Corporate Auditors holds a regular meeting for an exchange of ideas with Representative Director and President and Accounting Auditor, respectively.

2)	Corporate Auditor properly compiles his or her activities in an audit report and reports it to the Board of Directors meeting or Management Meeting.

Consolidated Balance Sheets

(As of March 31, 2012)

(Unit: Millions of yen)
Account	Amount	Account	Amount
(Assets)		(Liabilities)
Current Assets	69,798	Current liabilities	15,339
Cash and deposits	11,505	Notes and accounts payable-trade	9,451
Notes and accounts receivable-trade	24,507	Short-term loans payable	342
Merchandise and finished goods	5,788	Lease obligations	87
Work in process	2,287	Accounts payable-other and accrued expenses	3,634
Raw materials and supplies	3,816
Deferred tax assets	981	Income taxes payable	514
Deposits paid	18,251	Deferred tax liabilities	3
Accounts receivable-other	1,732	Provision for bonuses	683
Others	945	Notes payable-facilities	241
Allowance for doubtful accounts	–17	Others	380
Noncurrent assets	29,290	Noncurrent liabilities	991
(Property, plant and equipment)	(25,618)	Long-term loans payable	16
Buildings and structures	6,508	Lease obligation	41
Machinery, equipment and vehicles	7,529	Long-term accounts payable-other	435
Tools, furniture and fixtures	1,699	Deferred tax liabilities	111
Land	7,247	Provision for retirement benefits	228
Lease assets	162	Asset retirement obligation	8
Construction in progress	2,470	Negative goodwill	143
(Intangible assets)	(366)	Others	6

Software	167	Total liabilities	16,330

Lease assets	4	(Net assets)
Others	193	Shareholders’ equity	86,136
(Investments and other assets)	(3,305)	Capital stock	35,270
Investment securities	1,764	Retained earnings	51,731
Stocks of subsidiaries and affiliates	483	Treasury stock	–865
Long-term loans receivable	16	Accumulated other comprehensive income	–3,621
Long-term prepaid expenses	1	Valuation difference on available-for-sale securities	88
Deferred tax assets	927	Foreign currency translation adjustment	–3,710
Others	113	Minority interests	243

Allowance for doubtful accounts	–0	Total net assets	82,758

Total assets	99,089	Total liabilities and net assets	99,089

Consolidated Statements of Income

(From April 1, 2011 To March 31, 2012)

	(Unit: Millions of yen)
Account	Amount
Net sales		81,926
Cost of sales		66,415

Gross profit		15,511
Selling, general and administrative expenses		9,276

Operating income		6,234
Non-operating income
Interest income	90
Dividends income	27
Amortization of negative goodwill	276
Subsidy income	145
Co-sponsor fee	60
Others	204	806

Non-operating expenses
Interest expenses	12
Foreign exchange losses	438
Compensation for temporary disability	368
Others	64	883

Ordinary income		6,158
Extraordinary income
Gain on sales of noncurrent assets	23
Gain on sales of investment securities	49	72

Extraordinary loss
Loss on retirement of noncurrent assets	21
Loss on sales of noncurrent assets	10
Impairment loss	62
Loss on liquidation of subsidiaries	55
Loss on liquidation of business	1,124
Restructuring loss	83	1,358

Income before income taxes		4,872
Income taxes-current	1,366
Income taxes-deferred	90	1,457

Income before minority interests		3,414

Minority interests in income		53

Net income		3,361

Consolidated Statement of Changes in Net Assets

(From April 1, 2011 To March 31, 2012)

(Unit: Millions of yen)

	Shareholders’ equity
	Capital	Retained earnings	Treasury stock	Total shareholders’ equity
Balance as of April 1, 2011	35,270	50,475	–31	85,713
Changes in amount during the current consolidated fiscal year
Dividends from surplus		–1,910		–1,910
Net income		3,361		3,361
Purchase of treasury stock			–833	–833
Decrease resulting from exclusion of subsidiaries from consolidation		–194		–194
Net changes of items other than shareholders’ equity during the current fiscal year
Total changes in amount during the current consolidated fiscal year	—	1,256	–833	422
Balance as of March 31, 2012	35,270	51,731	–865	86,136

	Accumulated other comprehensive income			Minority interests	Total net assets
	Valuation difference on available-for -sale securities	Foreign currency translation adjustment	Total accumulated other comprehensive income
Balance as of April 1, 2011	255	–4,078	–3,822	190	82,081
Changes in amount during the current consolidated fiscal year
Dividends from surplus					–1,910
Net income					3,361
Purchase of treasury stock					–833
Decrease resulting from exclusion of subsidiaries from consolidation					–194
Net changes of items other than shareholders’ equity during the current fiscal year	–166	368	201	53	254
Total changes in amount during the current consolidated fiscal year	–166	368	201	53	676
Balance as of March 31, 2012	88	–3,710	–3,621	243	82,758

Notes to the Consolidated Financial Statements

1.	Amounts are rounded down to the nearest million yen.

2.	Notes concerning the going concern assumption

No event that falls under notes concerning the going concern assumption has occurred.

3.	Notes, etc. concerning important matters underlying basis for the preparation of a consolidated financial statement

(1)	Matters concerning the scope of consolidation

1)	Status of consolidated subsidiaries

• Number of consolidated subsidiaries	22 companies
• Names of major consolidated subsidiaries

Nidec Sankyo Shoji Corporation

Nidec Nissin Corporation

Nidec Sankyo America Corporation

Nidec Sankyo (H.K.) Co., Limited

Nidec Sankyo Taiwan Corporation

Nidec Sankyo Singapore PTE. Ltd.

Nidec Sankyo Vietnam Corporation

Nidec Sankyo (Zhejiang) Corporation

Nidec Sankyo Electronics (Dongguan) Corporation

Nidec Sankyo (Thailand) Co., Ltd. (Note)

(Note)    We included Nidec Sankyo (Thailand) Co., Ltd. in the

scopeof consolidation from the current fiscal year in

line  with its growing importance.

2)	Status of non-consolidated subsidiaries

• Names of non-consolidated subsidiaries (7 companies)

Nidec Pigeon Corporation (Note 1)

Nidec Pigeon (H.K.) Co., Limited (Note 1)

Nidec Sankyo (Fuzhou) Corporation (Note 2)

Nidec Sankyo Korea Corporation

Pt. Nidec Sankyo Indonesia

Nidec Sankyo Do Brasil Ltda.

Tammy Corporation (Note 3)

(Note)

1.      Nidec Pigeon Corporation and Nidec Pigeon (H.K.) Co., Limited are under liquidation procedures, and these companies are excluded from the scope of consolidation for the consolidated fiscal year except the Statements of Income, because it lost importance.

2.      LAC business of Nidec Sankyo (Fuzhou) Corporation was discontinued on March 31, 2012 and the importance of the Company was lost in the current consolidated fiscal year. Accordingly, we excluded the Company from the scope of consolidation except Statements of Income.

3.      Tammy Corporation newly became a subsidiary in the current consolidated fiscal year as a result that we bought 80% of their shares with voting rights.

• Reason for exclusion from the scope of consolidation	Total assets, net sales, net income (amount matching its equity), and retained earnings (amount matching its equity), etc. of non-consolidated subsidiaries are all small number, and even a whole amount has little impacts on consolidated financial statements. Accordingly, we excluded those companies from the scope of consolidation.

(2)	Matters concerning application of equity method

1)	Status of non-consolidated subsidiaries or affiliated companies to which equity method is applied

• Number of non-consolidated subsidiaries or affiliated companies to which equity method is applied	Not applicable

2)	Status of non-consolidated subsidiaries or affiliated companies to which equity method is not applied

• Names of applicable non-consolidated subsidiaries (7 companies)	Nidec Pigeon Corporation Nidec Pigeon (H.K.) Co., Limited Nidec Sankyo (Fuzhou) Corporation Nidec Sankyo Korea Corporation Pt. Nidec Sankyo Indonesia Nidec Sankyo Do Brasil Ltda. Tammy Corporation

• Name of applicable afflicted company (1 company)	Persimmon Technologies Corporation

• Reason for not applying equity method	The non-consolidated subsidiaries are all small-scale companies, and those companies have marginal impact on net income, retained earnings, etc. for the current fiscal year as a whole. Accordingly, we do not apply equity method to those companies.

(3)	Matters concerning the fiscal year, etc. of consolidated subsidiaries

• Of the consolidated subsidiaries, the following companies’ accounts settlement date is December 31.

Nidec Sankyo Electronics (Shanghai) Corporation

Nidec Sankyo Electronics (Shenzhen) Corporation

Nidec Sankyo Electronics (Dongguan) Corporation

Nidec Sankyo Electronics (Shaoguan) Co., Ltd.

Nidec Sankyo (Zhejiang) Corporation

Nidec Nissin (Dalian) Corporation

Nidec Nissin (Dongguan) Corporation

•    When preparing consolidated financial statements, we use financial statements based on provisional settlement of accounts of the following companies, which was carried out as at the consolidated settlement date.

Nidec Sankyo Electronics (Shanghai) Corporation

Nidec Sankyo Electronics (Shenzhen) Corporation

Nidec Sankyo Electronics (Dongguan) Corporation

Nidec Sankyo Electronics (Shaoguan) Co., Ltd.

Nidec Sankyo (Zhejiang) Corporation

Nidec Nissin (Dalian) Corporation

Nidec Nissin (Dongguan) Corporation

(4)	Important accounting policies, etc.

1) Valuation basis and method of securities

Held-to-maturity bonds

Amortized cost method (Straight-line method)

Other investment securities

Investment securities that have a market value

Market value method based on quoted market price, etc. of the consolidated statement date (The related valuation differences are all directly charged or credited to the shareholders’ equity and cost of securities sold, for the most part, is computed by the moving average method.)

Investment securities that have no market value

Cost method based on the moving average method

2) Valuation basis and method of derivatives

Market value method

3) Valuation basis and method of inventories

The Company and domestic consolidated subsidiaries apply the cost method based on the first-in first-out (Book value devaluation method for the value on the balance sheet, based on the decreased of profitability) and overseas consolidated subsidiaries apply the lower of cost or market method based on the first-in first-out method.

4) Method of depreciation and amortization of noncurrent assets

• Property, plant and equipment (excluding lease assets)

Stated at the straight-line method.

Useful lives for major items are 10 to 60 years for buildings and structures, 4 to 12 years for machinery equipment and vehicles, and 2 to 20 years for tools, furniture and fixtures.

• Intangible assets (excluding lease assets)	Stated at the straight-line method. As for software for in-house use, we apply the straight-line method based on internal usable period (5 years).

• Lease assets	The Company treats the lease period as useful life, and applies the straight-line method with the residual value of zero.

5) Allowances booking standard

• Allowance for doubtful accounts	To cover losses on doubtful accounts in accounts receivable-trade, loans receivable, etc., we book the calculated amount based on loan loss ratio for general allowances, and also book the estimated uncollectible amount for certain receivables such as doubtful accounts receivables in consideration of individual collectability.

• Provision for bonuses	In order to provide to bonuses, the Company books the estimated amount of bonus payment, in the current fiscal year, for employees registered as at the end of fiscal year.

• Provision for retirement benefits	In order to provide to the retirement benefits for employees, the Company books the amount to be recognized as generated as at the settlement date of the current consolidated fiscal year, based on the estimates of the retirement benefit obligation and the pension assets at the end of the current consolidated fiscal year.

6)	Method of important hedge accounting

• Method of hedge accounting

We treat foreign exchange forward transactions with deferral hedge accounting (furiate-shori).

• Hedging instruments and hedged objects

	Hedging instruments	Hedged objects

	Foreign exchange forward transaction	Accounts receivable-trade, etc.

• Hedge policy

Foreign exchange forward transaction

Mainly, we conduct forward transactions for the purpose of avoiding the risk of foreign exchange fluctuations expected in the future, in relation to the collection of accounts receivable denominated in foreign currency, and do not conduct any speculative transactions.

• Method of evaluation on effectiveness of hedging

Foreign exchange forward transaction

As it is expected to completely offset fluctuations in cash flows due to foreign exchange fluctuations, we omit evaluation on the effectiveness.

7)	Method of amortization of goodwill and amortization period

We amortize goodwill based on the straight-line method for 5 years. As for a minor amount of goodwill, we amortize it in full amount in the year it was generated.

8)	Accounting of consumption tax, etc.

We treat it with tax exclusion method.

(5)	Changes in significant matters for the preparation of a consolidated financial statement

• Change in the method of depreciation of property, plant and equipment

The Company, domestic consolidated subsidiaries and certain overseas consolidated subsidiaries had been applying the declining balance method (the Company and domestic consolidated subsidiaries have been applying the straight-line method to buildings acquired on and after April 1, 1998). However, for the purpose of lowing costs, we have tended to use more broad general-purpose equipment than existing specialized equipment, and we use up the said equipment without being affected by a life cycle of a single product. Thus, uncertainty in use method or product lifecycle has decreased and the pattern of depreciation of equipment has been equalized. Therefore, we changed to the straight-line method starting in the current consolidated fiscal year.

As a result, operating income, ordinary income and income before income taxes increased by 461 million yen each compared with the traditional method.

(6) Additional information

1) Application of accounting standards for accounting changes and error corrections

We started to apply “Accounting Standard for Accounting Changes and Error Corrections” (the Financial Standard Board Statement No. 24, December 4, 2009) and “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (the Financial Standard Board Statement No. 24, December 4, 2009) to the accounting changes and the past error corrections made on and after the first date of the current fiscal year.

2) Correction of amounts of deferred tax assets and deferred tax liabilities due to the change of the corporate tax rate

“The Law to Revise the Income Tax, etc., in Order to Construct a Tax System Addressing Changes in the Socio-Economic Structure” (Law No. 114 of 2011) and The Act on special measure to secure necessary resources to implement the recovery plan from the Great Eastern Japan Earthquake (Law No. 117 of 2011) were issued on December 2, 2011, and reduction of corporate income taxes and imposition of special corporate tax for reconstruction came to be effective from a fiscal year starting on and after April 1, 2012. Accordingly, effective statutory tax rates to be used to calculate the amount of deferred tax assets and deferred tax liabilities were changed from the previous rate of 40% to 37.5% for temporary differences expected to dissolve during the periods between April 1, 2012 to April 1, 2014, and to 35% for temporary difference expected to dissolve during fiscal years that start on and after April 1, 2015.

Because of the change of tax rates, the amount of deferred tax assets (the amount subtracted the deferred tax liabilities) decreased by 181 million yen, and the amount of income taxes-deferred increased.

3) Absorption-type merger of consolidated subsidiaries

At the Board of Directors meeting held on January 24, 2012, the Company resolved to absorb Nidec Nissin Corporation (hereinafter referred to as “Nidec Nissin”), which is a wholly-owned consolidated subsidiary, and on the same date we concluded a contract for the acquisition. The date of business combination is scheduled on October 1, 2012.

• Purpose of the absorption-type merger

It is aimed to concentrate management resources and promote management effectiveness in our Corporate group to cope with further escalation of global competition and rapid environmental changes.

• Method of the absorption-type merger

Nidec Nissin will be dissolved by the method of absorption-type merger of making the Company as the surviving company and Nidec Nissin as the extinct company. As the Company owns all of the outstanding shares of Nidec Nissin, there will be no allotment of our Company’s shares or other money, etc. with the said absorption-type merger.

4.	Notes to the Consolidated Balance Sheets

(1)	Accumulated depreciation
	Accumulated depreciation of property, plant and equipment	35,989 million yen
(2)	Pledged assets
	Time deposits with Customs and Tariff Bureau	5 million yen
	Investment securities submitted to a customs house	300 million yen

	Total	306 million yen

(3)	Guarantee obligations
	Employees (mortgage loan and others)	81 million yen

5.	Notes to the consolidated statement of operations

(1)	Impairment loss

As for assets which becomes idle and for which no decision is made as regards future use, we wrote down the book values to their recoverable amounts, and we recorded the said reduced amount as impairment loss (62 million yen) under extraordinary loss.

		(Unit: Millions of yen)
Name of company	Use	Type	Amount
Nidec Sankyo Corporation	Idle assets	Land, etc.	32
Nidec Nissin Corporation	Idle assets	Machinery equipment	3
Nidec Pigeon Corporation	Idle assets	Land	20
Nidec Sankyo (H.K.) Co., Limited	Idle assets	Machinery equipment	5
Nidec Nissin (Dongguan) Corporation	Idle assets	Machinery equipment	0

(2)	Loss on liquidation of business

Loss on liquidation of LAC business	878 million yen
Loss on liquidation of Nidec Pigeon Corporation	245 million yen

6.	Note to the Consolidated Statements of Changes in Net Asset

(1)	Matters concerning the number of total outstanding shares

		(Unit: a share)
Type of share	Beginning of the current fiscal year	Increase	Decrease	End of the current fiscal year
Common shares	191,107,628	—	—	191,107,628

(2)	Matters concerning dividends

1)	Matters concerning dividends from surplus conducted during the current consolidated fiscal year

Resolution	Type of share	Total amount of dividends (millions of yen)	Dividends per share (yen)	Record date	Effective date
Board of Directors meeting on May 11, 2011	Common shares	955	5	March 31, 2011	May 30, 2011
Board of Directors meeting on October 25, 2011	Common shares	955	5	September 30, 2011	December 5, 2011

2)	Of the dividends that the record date belong to the consolidated fiscal year, those with effective date of dividends being after the end of the current consolidated fiscal year

Resolution	Type of share	Total amount of dividends (millions of yen)	Source of dividends	Dividends per share (yen)	Record date	Effective date
Board of Directors meeting on May 9, 2012	Common shares	946	Retained earnings	5	March 31, 2012	June 4, 2012

7.	Notes concerning financial instruments

(1)	Matters concerning status of financial instruments

1)	Management policy concerning financial instruments

In principle, our group uses short-term time deposits, CMS deposits, etc. for our fund operations. With regard to fund procurement, we basically utilizes our own funds, however, we take the fund-raising measures, as necessary, in consideration of management status and economic and financial environments. As for derivatives transactions, we use foreign exchange forward contracts in order to avoid future fluctuations of foreign exchange in relation to foreign currency receivables and payables, but we do not trade any speculative transaction.

2)	Contents and risk of financial instruments and the risk management structure

Although cash and deposits and deposits paid are exposed to credit risks of financial institutions, in accordance with internal rules, we conduct evaluation and monitoring on financial institutions every half a year and we make decisions of permissible amounts of transactions by taking into consideration the situations.

Notes receivables and accounts receivables-trade, operating receivables, are exposed to customer credit risk. With respect the said risks, in accordance with internal rules, such as “Rules for Credit Risk Management”, “Instructions for Bundle Factoring Transaction”, and “Instructions for Checking and Management of Accounts Receivable”, we carry out the due date control and balance management by business partner, and endeavor to conserve our receivables.

Shares as investment securities are exposed to the market fluctuation risk, but are mainly those of companies with which we have business relationships, and we check their management status, etc. on a regular basis and we conduct appropriate evaluation at the time of closing accounts every quarter.

Notes payable and accounts payable-trade, operating payables, are with all due date of one year or less.

As for execution and management of derivatives transactions, we are subject to the internal rules that define the authority to execute transactions, and we carry out transactions only with most creditworthy financial institutions to mitigate credit risks.

Operating debts are exposed to liquidity risk. Our group manages such risk by preparing financing plans on a yearly, half a yearly, and quarterly basis, and other measures.

(2)	Matters concerning market values, etc. of financial instruments

Amount recorded on Consolidated Balance Sheets, market values and differences between those two as at the date of consolidated settlement date are as stated below.

	(Unit: Millions of yen)
Item	Amount recorded on Consolidated Balance Sheets	Market value	Difference
(1) Cash and deposits	11,505	11,505	—
(2) Notes and accounts receivable-trade	24,507	24,507	—
(3) Deposits paid	18,251	18,251	—
(4) Investment securities
1) Held-to-maturity debt securities	300	302	1
2) Other securities	1,390	1,390	—
(5) Notes and accounts payable-trade	(9,451)	(9,451)	—

Amounts recorded under liabilities are indicated in brackets.

(Note)

1.      Matters concerning method of calculation of market values of financial instruments and matters concerning securities

(1)    Cash and deposits, (2) Notes and accounts receivable-trade, and (3) Deposits paid

         As these instruments are settled within a short period and their market values are almost the same as their book values, their book values are assumed as their said market values.

(4)    Investment securities

         These market values are stated at quoted price at securities exchange.

(5)    Notes and accounts payable-trade

         As these instruments are settled within a short period and their market values are almost the same as their book values, their book values are assumed as their said market values.

2.      Non-listed shares (the amount recorded on consolidated balance sheets of 73 million yen), affiliated companies’ shares (the amount recorded on consolidated balance sheets of 483 million yen), and investments in capital (the amount recorded on consolidated balance sheets of 1 million yen) have no market prices and we are unable to estimate future cash flows. Since it is recognized to be quite difficult to determine those market values, we do not include those amounts above.

8.	Notes concerning real estate for rent

As the amount of real estate for rent is not material, we omit notes to the said matter.

9.	Notes concerning information per share

Net assets per share	435.75 yen
Net income per share	17.65 yen

10.	Notes to significant subsequent events

(1)	Share exchange with the parent company

At the Board of Directors meeting held on April 24, 2012, it was resolved that Nidec Corporation (hereinafter referred to as “Nidec Corporation”) carries out share exchange (hereinafter referred to as “Said Share Exchange”) in order to make the Company a wholly-owned subsidiary, and we concluded an agreement for share exchange with Nidec Corporation.

1)	Purpose of the Share Exchange

The Company is currently working on the Three New (new products, new markets and new customers) Strategy, which Nidec group promote, and we need to improve our profitability through improvements of productivity in our manufacturing processes, etc. along with aggressively moving into a global market and expanding our sales.

For this purpose, we judged that it was indispensable for us to become a wholly-owned subsidiary of Nidec Corporation to reinforce cooperation further between the two companies and to realize group management based on efficient and prompt decision making. The Said Share Exchange will enable us to accelerate growth strategy in business areas where we have strengths by maintaining closer cooperation more than ever and deepening cooperative relationships in broad areas with Nidec Corporation, and we believe we will build a further stable position in the market. Accordingly, sharing of management resources between the two companies will be realized and investment efficiency will be improved. As such, we believe we will be able to materialize further business expansion of Nidec group.

2)	Method of the Share Exchange

The share exchange is an equity conversion that Nidec Corporation becomes the wholly owning parent company and the Company becomes Nidec Corporation’s wholly owned subsidiary. The Said Share Exchange will enter into effect on October 1, 2012, for Nidec Corporation, without obtaining approval by Shareholders meeting based on the provisions of paragraph 3 of Article 796 of the Companies Act concerning simplified procedures for share exchange, and for the Company, upon approval by General Shareholders meeting to be held on June 18, 2012.

3)	Details concerning allotment in the Share Exchange

0.068 share of Nidec Corporation will be allotted to 1 share of the Company. However, as for the shares of the Company held by Nidec Corporation (142,661,000 shares as of March 31, 2012), allotment in relation to the Said Share Exchange will not be made.

(2)	Absorption-type merger of a consolidated subsidiary

At the Board of Directors meeting held on January 24, 2012, the Company resolved to acquire Nidec Sankyo Shoji Corporation (hereinafter referred to as “Nidec Sankyo Shoji”), our wholly-owned consolidated subsidiary, through the absorption-type merger, and, concluded the merger agreement on the same date. As of April 1, 2012, we merged Nidec Sankyo Shoji.

1)	Purpose of the absorption-type merger

It is aimed to concentrate management resources and promote management effectiveness in our Corporate group to cope with further escalation of global competition and rapid environmental changes.

2)	Method of the absorption-type merger

Nidec Sankyo Shoji will be dissolved by the method of absorption-type merger of making the Company as the surviving company and Nidec Sankyo Shoji as the extinct company. As the Company owns all of the outstanding shares of Nidec Sankyo Shoji, there will be no allotment of our Company’s shares or other money, etc. with the said absorption-type merger the Company.

(3)	Transfer of LAC Business

At the Board of Directors meeting held on February 22, 2012, the Company resolved to transfer LAC (automatic focus VCM for cell phone camera modules) business to Optis Japan K.K., and with this, to transfer equity of our subsidiary.

The Company’s LAC business was experiencing the market size expansion in line with picture cell upgrading, such as camera of cell phones and smartphones. However, with this, the market prices sharply fell in the background of commoditization, and our profitability was deteriorating. On the other hand, Optis Japan K.K. plans to expand automatic focus VCM business with mainly focusing on Korean customers, and the needs of those two companies were matched. Therefore, as of April 1, 2012, we transferred the said business to Optis Japan K.K. and also we transferred all of the equity of Nidec Sankyo (Fuzhou) Corporation, our consolidated subsidiary, as of April 1, 2012.

1)	Values of the transfer

Transferred Values            6,793.75 million won

2)	Impact on business

Loss relating to the said business transfer is recorded as loss on liquidation of business for the current consolidated fiscal year.

Balance Sheets

(As of March 31, 2012)

(Unit: Millions of yen)
Account	Amount	Account	Amount
(Assets)		(Liabilities)
Current Assets	57,211	Current liabilities	12,219
Cash and deposits	4,247	Notes payable-trade	202
Notes receivable-trade,	876	Accounts payable-trade	8,951
Accounts receivable-trade	19,207	Current portion of long-term loans payable	1
Merchandise and finished goods	2,907
Work in process	1,062	Lease obligations	21
Raw materials and supplies	781	Accounts payable-other	1,360
Prepaid expenses	72	Income taxes payable	42
Deferred tax assets	743	Accrued expenses	837
Short-term loans receivable	7,597	Advances received	129
Deposits paid	17,782	Deposits received	115
Accounts receivable-other	1,937	Provision for bonuses	350
Others	1	Notes payable-facilities	205
Allowance for doubtful accounts	–6	Long-term liabilities	455
Noncurrent assets	25,614	Long-term loans payable	16
(Property, plant and equipment)	(11,692)	Lease obligation	28
Buildings	2,742	Long-term accounts payable-other	403
Structures	62	Asset retirement obligation	6

Machinery and equipment	489	Total liabilities	12,674

Vehicles	0	(Net assets)
Tools, furniture and fixtures	401	Shareholders’ equity	70,062
Land	6,198	Capital stock	35,270
Lease assets	35	Retained earnings	35,657
Construction in progress	1,762	Legal retained earnings	1,243
(Intangible assets)	(113)	Other retained earnings	34,414
Software	68	General reserve	28,000
Lease assets	3	Retained earnings brought forward	6,414
Others	40	Treasury stock	–865
(Investments and other assets)	(13,808)	Valuation and translation adjustments	88

Investment securities	1,737	Valuation difference on available-for-sale securities	88
Stocks of subsidiaries and affiliates	6,344

Investments in capital of subsidiaries and affiliates	3,083	Total net assets	70,151

Long-term loans receivable	1,167	Total liabilities and net assets	82,825

Deferred tax assets	1,417
Lease and guarantee deposits	30
Business insurance	27
Others	0

Allowance for doubtful accounts	–0

Total assets	82,825

Statements of Operations

(From April 1, 2011 To March 31, 2012)

	(Unit: Millions of yen)
Account	Amount
Net sales		57,504
Cost of sales		51,031

Gross profit		6,472
Selling, general and administrative expenses		5,396

Operating income		1,076
Non-operating income
Interest income	124
Dividends income	949
Subsidy income	116
Others	254	1,445

Non-operating expenses
Interest expenses	2
Foreign exchange losses	404
Compensation for temporary disability	333
Others	41	782

Ordinary income		1,740
Extraordinary income
Gain on sales of noncurrent assets	4
Gain on sales of investment securities	48	53

Extraordinary loss
Loss on retirement of noncurrent assets	2
Loss on sales of noncurrent assets	0
Impairment loss	32
Loss on liquidation of business	1,510
Restructuring loss	57	1,603

Income before income taxes		189
Income taxes-current	275
Income taxes-deferred	111	386

Net loss		196

Statement of Changes in Net Assets

(From April 1, 2011 To March 31, 2012)

(Unit: Millions of yen)

	Shareholders’ equity
	Capital	Retained earnings				Treasury stock	Total shareholders’ equity
		Legal retained earning	Other retained earnings		Total retained earnings
			General reserve	Retained earnings brought forward
Balance as of April 1, 2011	35,270	1,052	28,000	8,712	37,765	–31	73,003
Changes in amount during the current fiscal year
Provision of legal retained earning		191		–191	—		—
Dividends from surplus				–1,910	–1,910		–1,910
Net loss				–196	–196		–196
Purchase of treasury stock						–833	–833
Net changes of items other than shareholders’ equity during the current fiscal year
Total changes in amount during the current fiscal year	—	191	—	–2,298	–2,107	–833	–2,940
Balance as of March 31, 2012	35,270	1,243	28,000	6,414	35,657	–865	70,062

	Valuation and translation adjustments		Total net assets
	Valuation difference on available-for-sale securities	Total valuation and translation adjustments
Balance as of April 1, 2011	255	255	73,258
Changes in amount during the current fiscal year
Provision of legal retained earning			—
Dividends from surplus			–1,910
Net loss			–196
Purchase of treasury stock			–833
Net changes of items other than shareholders’ equity during the current fiscal year	–166	–166	–166
Total changes in amount during the current fiscal year	–166	–166	–3,106
Balance as of March 31, 2012	88	88	70,151

Notes to the Non-consolidated Financial Statements

1.	Amounts are rounded down to the nearest million yen.

2.	Important accounting policies

(1) Valuation basis and method of inventories	- Cost method based on the first-in first-out (Book value valuation method for the value on the balance sheet based on the decreased profitability)
(2) Valuation basis and method of securities
Held-to-maturity bonds	- Amortized cost method (the straight-line method)
Shares of subsidiaries and affiliated companies	- Cost method based on the moving average method
Other securities that have a market value

-        Market value method based on quoted market price, etc. of the accounts settlement (The related valuation differences are all directly charged or credited to the shareholders’ equity and cost of securities sold, for the most part, is computed by the moving average method.)

Other securities that have no market value	- Cost method based on the moving average method
(3) Valuation basis and method of derivatives	- Market value method
(4) Method of depreciation of noncurrent assets
1) Property, plant and equipment (excluding lease assets)

         Stated at the straight-line method.

         Useful lives for major items are 10 to 60 years for buildings and structures, 4 to 12 years for machinery equipment and vehicles, and 2 to 20 years for tools, furniture and fixtures.

2) Intangible assets (excluding lease assets)
Stated at the straight-line method. Useful lives for major software are 5 years for internal use.
3) Lease assets
The Company treats the lease period as useful life, and applies the straight-line method with the residual value of zero.
(5) Allowances booking standards
Allowance for doubtful accounts

-        To provide losses on doubtful accounts in accounts receivable-trade, loans receivable, etc., we book the calculated amount based on loan loss ratio for general allowances, and also book the estimated uncollectible amount for certain receivables such as doubtful accounts receivables, in consideration of individual collectability.

Allowance for investment loss

-        Regarding subsidiaries, we book the necessary amount from the view point of soundness, in consideration of financial position of investment destination, for those that do not come to be an object of impairment loss with a recognition of potential recovery despite of significant drop of their real value, and for those that involve uncertainty due to external factors.

Provision for bonuses	- In order to provide to bonuses, the Company books the estimated amount of bonus payment, in the current fiscal year, for employees registered as at the end of fiscal year.

(6)	Method of hedge accounting

1)	Method of hedge accounting
We treat foreign exchange forward transactions with deferral hedge accounting (furiate-shori).

2)	Hedging instruments and hedged objects

Hedging instruments	Hedged objects
Foreign exchange forward transaction	Accounts receivable-trade, etc.

3)	Hedge policy

Foreign exchange forward transaction

Mainly, we conduct forward exchange transactions for the purpose of avoiding the risk of foreign exchange fluctuations expected in the future, in relation to the collection of accounts receivable denominated in foreign currency and do not conduct any speculative transactions.

4)	Method of evaluation on effectiveness of hedging

Foreign exchange forward transaction

As it is expected to completely offset fluctuations in cash flows due to foreign exchange, we omit evaluation on the effectiveness.

(7)	Accounting of consumption tax, etc.

We treat it with tax exclusion method.

3.	Changes in important accounting policies

•	Changes in the method of depreciation of property, plant and equipment

The Company had been applying the declining-balance method (Apply the straight-line method to buildings acquired on and after April 1, 1998). However, for the purpose of lowing costs, we have tended to use more broad general-purpose equipment than existing specialized equipment, and we use up the said equipment without being affected by a life cycle of a single product. Thus, uncertainty in use method or product lifecycle has decreased and the pattern of depreciation of equipment has been equalized. Therefore, we changed to the straight-line method starting in the current consolidated fiscal year.

As a result, operating income, ordinary income and income before income taxes increased by 119 million yen each compared with the case in which those amounts are recorded in the traditional method.

4.	Additional information

(1)	Application of accounting standards for accounting changes and error corrections

We started to apply “Accounting Standard for Accounting Changes and Error Corrections” (the Financial Standard Board Statement No. 24, December 4, 2009) and “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (the Financial Standard Board Statement No. 24, December 4, 2009) to the accounting changes and the past error corrections made on and after the first date of the current fiscal year.

(2)	Absorption-type merger of consolidated subsidiaries

At the Board of Directors meeting held on January 24, 2012, the Company resolved to absorb Nidec Nissin Corporation (hereinafter referred to as “Nidec Nissin”), which is a wholly-owned consolidated subsidiary, and on the same date we concluded a contract for the acquisition. The date of business combination is scheduled on October 1, 2012.

1)	Purpose of the absorption-type merger

It is aimed to concentrate management resources and promote management effectiveness in our Corporate group to cope with further escalation of global competition and rapid environmental changes.

2)	Method of the absorption-type merger

Nidec Nissin will be dissolved by the method of absorption-type merger of making the Company as the surviving company and Nidec Nissin as the extinct company. As the Company owns all of the outstanding shares of Nidec Nissin, there will be no allotment of our Company’s shares or other money, etc. with the said absorption-type merger.

5.	Notes to the balance sheets

(1) Receivables and payables to affiliated companies
Short-term monetary receivables	30,283 million yen
Long-term monetary receivables	1,150 million yen
Short-term monetary payables	5,304 million yen
(2) Accumulated depreciation
Accumulated depreciation of property, plant and equipment	20,012 million yen
(3) Pledged assets
Investment securities submitted to a customs house	300 million yen
(4) Guarantee obligations
Employees (Mortgage loan and others)	81 million yen

6.	Notes to the statements of Income

(1)	Amount of transactions with affiliated companies

Amount of operating transactions
(Net sales)	13,485 million yen
(Purchased goods)	30,356 million yen
(Commission fee)	668 million yen
(Other operating expenses)	115 million yen
Amount of other than operating transactions
(Non-operating income)	1,068 million yen
(Non-operating expenses)	0 million yen
(Notes)	As transactions other than the above, we were assigned operations of Nidec Pigeon Corporation, and the amounts of assets and liabilities we took over are 115 million yen and 206 million yen, respectively. The amounts of the assignment are based on book values of the other party.

(2)	Impairment loss

As for assets which becomes idle and for which no decision is made on future use, we reduced the book values to their recoverable amounts, and we recorded the said reduced amount as impairment loss under extraordinary loss.

(Unit: millions of yen)

Use	Type	Amount
Idle assets	Land, etc.	32

(3)	Loss on liquidation of business

Loss on liquidation of LAC business	795 million yen
Loss on liquidation of Nidec Pigeon Corporation	715 million yen

7.	Notes relating to statement of changes in net assets

Matters concerning the number of treasury stocks

(Unit: a share)

Type of share	Beginning of the current fiscal year	Increase	Decrease	End of the current fiscal year
Common shares	53,619	1,690,721	—	1,744,340

(Summary of reason for change)

Increase due to acquisition of shares less than one unit	9,721 shares
Increase due to acquisition of treasury stocks	1,681,000 shares

8.	Notes concerning tax effect accounting

(1)	Breakdown of deferred tax assets and deferred tax liabilities by major cause of occurrence (Unit: millions of yen)

Deferred tax assets (current)
Loss on valuation of inventories	146
Provision for bonuses	131
Accounts payable-other	106
Accrued expenses	212
Enterprise tax payable	12
Loss on liquidation of business	8
Loss brought forward	155

Differed tax assets (current), sub-total	773
Offset	–29

Differed tax assets (current), total	743
Differed tax liabilities (current)
Accounts receivable-other	–29

Differed tax liabilities (current), sub-total	–29
Offset	29

Differed tax liabilities (current), total	—
Differed tax liabilities (fixed)
Loss brought forward	1,415
Investment securities	6
Stocks of subsidiaries and affiliates	70
Land	616
Over depreciation	658
Long-term accounts payable-other	142
Deduction of foreign taxes	529
Deduction of experiment and research expenses	563
Others	6

Deferred tax assets (fixed), sub-total	4,009
Offset	–49
Valuation allowance	–2,542

Deferred tax assets (fixed), total	1,417
Deferred tax liabilities (fixed)
Valuation difference on available-for-sale securities	–47
Asset retirement obligations	–1

Deferred tax liabilities (fixed), sub-total	–49
Offset	49

Deferred tax liabilities (fixed), total	—

(2)	The following table summarizes the significant differences between the statutory income tax rate and the Company’s effective tax rate for financial statement purpose.

The effective statutory tax rate	40.0%
(Adjustments)
Non-deductible expenses, such as entertainment expenses	0.3%
Non-deductible for donation	60.7%
Exclusion from gross revenue, such as dividends income	–128.7%
Loss on valuation of stocks of subsidiaries and affiliates	61.4%
Inhabitant tax on per capita basis	8.9%
Deductible expenses for directly paid foreign taxes	84.0%
Allowance for loss on valuation	–4.3%
Downward revision on deferred tax assets at the end of the fiscal year due to change in tax rate	90.2%
Reversal of tax appropriation	–8.6%
Others	–0.3%

Burden ratio of corporate tax rate after tax effect accounting	203.6%

(3)	Correction of amounts of deferred tax assets and deferred tax liabilities due to change in tax rate of the Companies Act, etc.

“The Law to Revise the Income Tax, etc., in Order to Construct a Tax System Addressing Changes in the Socio-Economic Structure” (Law No. 114 of 2011) and the act on special measure to secure necessary resources to implement the recovery plan from the Great Eastern Japan Earthquake (Law No. 117 of 2011) were issued on December 2, 2011, and reduction of corporate income taxes and imposition of special corporate tax for reconstruction came to be effective from a fiscal year starting on and after April 1, 2012. Accordingly, effective statutory tax rates to be used to calculate the amount of deferred tax assets and deferred tax liabilities were changed from the previous rate of 40% to 37.5% for temporary differences expected to dissolve during the periods between April 1, 2012 to April 1, 2014, and to 35% for temporary difference expected to dissolve during fiscal years that start on and after April 1, 2015.

Because of the change of tax rates, the amount of deferred tax assets (the amount subtracted the deferred tax liabilities) decreased by 171 million yen, and the amount of income taxes-deferred increased.

9.	Notes concerning transactions with related entities

(1)	Parent company

Name of company	Voting rights Ratio being owned (indirect)		Relation with related entity	Description of transaction (Note)	Amount of transactions (millions of yen)	Account	Balance at the end of the fiscal year (millions of yen)
Nidec Corporation	77.4 (1.9	% %)	Concurrent engagement of corporate officer	Decrease in CMS deposits paid Decrease in deposits paid denominated in foreign currencies Interests of deposits paid	5,646 2,999	Deposits paid	17,782

					33

(Notes)

1.	CMS deposits are generated from the use of the cash management system of Nidec Corporation group, and the master agreement was concluded with Nidec Corporation as of April 1, 2006. As for interests, it is determined in a reasonable way by taking into account market interest rates.
2.	In order to conduct fund operations and procurement on a group-wide basis, we deposited money denominated in foreign currencies to Nidec Corporation. As for interests, it is determined in a reasonable way by taking into account market interest rates.

(2)	Subsidiaries

Name of company	Owing voting rights ratio (indirect)	Relation with related entity	Description of transaction (Note)	Amount of transactions (millions of yen)	Account	Balance at the end of the fiscal year (millions of yen)
Nidec Sankyo (H.K.) Co., Limited	100.0	Support of funds Sales of products Purchase of goods Concurrent engagement of corporate officer	Lending of funds Collection of funds Receipt of interests Sales of products Purchase of goods	260	Short-term loans receivable Accounts receivable-trade Accounts payable-trade	1,802
				1,050		1,116
				15
				4,192		40
				1,788

Nidec Sankyo Taiwan Corporation	100.0	Purchase of goods Concurrent engagement by corporate officer	Purchase of goods	2,612	Accounts payable-trade	1,308

Nidec Nissin Corporation	100.0	Support of funds Concurrent engagement by corporate officer	Collection of funds Receipt of interests	300 19	Short-term loans receivable	3,120

Nidec Sankyo (Zhejiang) Corporation	100.0	Support of funds Purchase of goods Concurrent engagement by corporate officer	Purchase of goods	9,530	Short-term loans receivable Accounts payable-trade	862 888

Nidec Sankyo Vietnam Corporation	100.0	Support of funds Concurrent engagement by corporate officer	Collection of funds Receipt of interests	160 12	Long-term loans receivable	1,150

Nidec Sankyo Singapore Pte. Ltd.	100.0	Support of funds Sales of products Concurrent engagement by corporate officer	Sales of products	2,670	Accounts receivable-trade	958

Nidec Sankyo Electronics (Dongguan) Corporation	100.0	Purchase of goods Concurrent engagement by corporate officer	Purchase of goods	7,481	Accounts payable-trade	1,115

Nidec Pigeon Corporation	100.0	—	Business transfer Transferred assets Transferred liabilities	115 206	—	—

(Notes)

1.	As for loan interests, it is determined in a reasonable way by taking into account market interest rates.
2.	As for unit price of goods purchased and unit price of product sales, they are determined in a reasonable way by taking into account market prices.
3.	As for transfer of business, they are determined referring the book value of the other party.

10.	Notes concerning information per share

Net assets per share	370.46 yen
Net loss per share for the current fiscal year	1.03 yen

(Note) Information of net income per share fully diluted is shown because of no issue of applicable stock.

11.	Notes to significant subsequent events

(1)	Share exchange with the parent company

At the Board of Directors meeting held on April 24, 2012, it was resolved that Nidec Corporation (hereinafter referred to as “Nidec Corporation”) carries out share exchange (hereinafter referred to as “Said Share Exchange”) in order to make our Company a wholly-owned subsidiary, and we concluded an agreement for share exchange with Nidec Corporation.

1)	Purpose of the Share Exchange

The Company is currently working on the Three New (new products, new markets and new customers) Strategy, which Nidec group promote, and we need to improve our profitability through improvements of productivity in our manufacturing processes, etc. along with aggressively moving into a global market and expanding our sales. For this purpose, we judged that it was indispensable for us to become a wholly-owned subsidiary of Nidec Corporation to reinforce cooperation further between the two companies and to realize group management based on efficient and prompt decision making. The Said Share Exchange will enable us to accelerate growth strategy in business areas where we have strengths by maintaining closer cooperation more than ever and deepening cooperative relationships in broad areas with Nidec Corporation, and we believe we will build a further stable position in the market. Accordingly, sharing of management resources between the two companies will be realized and investment efficiency will be improved. As such, we believe we will be able to materialize further business expansion of Nidec group.

2)	Method of the Share Exchange

The share exchange is an equity conversion that Nidec Corporation becomes the wholly owning parent company and the Company becomes Nidec Corporation’s wholly owned subsidiary. The Said Share Exchange will enter into effect on October 1, 2012, for Nidec Corporation, without obtaining approval by Shareholders meeting based on the provisions of paragraph 3 of Article 796 of the Companies Act concerning simplified procedures for share exchange, and for the Company, upon approval by General Shareholders meeting to be held on June 18, 2012.

3)	Details concerning allotment in the Share Exchange

0.068 share of Nidec Corporation will be allotted to 1 share of the Company. However, as for the shares of the Company held by Nidec Corporation (142,661,000 shares as of March 31, 2012), allotment in relation to the Said Share Exchange will not be made.

(2)	Absorption-type merger with a consolidated subsidiary

At the Board of Directors meeting held on January 24, 2012, the Company resolved to acquire Nidec Sankyo Shoji Corporation (hereinafter referred to as “Nidec Sankyo Shoji”), our wholly-owned consolidated subsidiary, through the absorption-type merger, and, concluded the merger agreement on the same date. As of April 1, 2012, we merged Nidec Sankyo Shoji.

1)	Purpose of the absorption-type merger

It is aimed to concentrate management resources and promote management effectiveness in our Corporate group to cope with further escalation of global competition and rapid environmental changes.

2)	Method of the absorption-type merger

Nidec Sankyo Shoji will be dissolved by the method of absorption-type merger of making the Company as the surviving company and Nidec Sankyo Shoji as the extinct company. As the Company owns all of the outstanding shares of Nidec Sankyo Shoji, there will be no allotment of our Company’s shares or other money, etc. with the said absorption-type merger the Company.

(3)	Transfer of LAC Business

At the Board of Directors meeting held on February 22, 2012, the Company resolved to transfer LAC (automatic focus VCM for cell phone camera modules) business to Optis Japan K.K., and with this, to transfer equity of our subsidiary.

The Company’s LAC business was experiencing the market size expansion in line with picture cell upgrading, such as camera of cell phones and smartphones. However, with this, the market prices sharply fell in the background of commoditization, and our profitability was deteriorating. On the other hand, Optis Japan K.K. plans to expand automatic focus VCM business with mainly focusing on Korean customers, and the needs of those two companies were matched. Therefore, as of April 1, 2012, we transferred the said business to Optis Japan K.K. and also we transferred all of the equity of Nidec Sankyo (Fuzhou) Corporation, our consolidated subsidiary, as of April 1, 2012.

1)	Values of the transfer

Transferred Values	6,793.75 million won

2)	Impact on business

Loss relating to the said business transfer is recorded as loss on liquidation of business for the current consolidated fiscal year.

Audit Report by Accounting Auditor on Consolidated Financial Statements

Audit Report by Independent Auditor

May 8, 2012

To: Board of Directors, Nidec Sankyo Corporation

 Kyoto Audit Corporation

Designated and Engagement Partner	CPA	Takashi Kaji	Seal
Designated and Engagement Partner	CPA	Akihiro Kajita	Seal

Based on the provisions of paragraph 4 of Article 444 of the Companies Act, we have audited the consolidated financial statements of Nidec Sankyo Corporation, which are Consolidated Balance Sheets, Consolidated Statement of Income, Changes in Net Assets and Notes to the Consolidated Financial Statements, for the consolidated fiscal year, from April 1, 2011 to March 31, 2012.

The responsibility of the Company’s management regarding the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with general accepted corporate accounting standards in Japan. These responsibilities include that the Company’s management establishes and operates internal controls which the Management determines necessary for the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits from an independent standpoint. We have conducted the audits in accordance with general accepted auditing standards in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. These procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used, the method of application and the reasonableness of accounting estimates made by the management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit opinion

In our opinion, the consolidated financial statements referred to above present fairly in accordance with generally accepted corporate accounting standards in Japan, in all material respects, the financial position of Nidec Sankyo Corporation and the Corporate group including their consolidated subsidiaries and the results of operations for the consolidated fiscal year.

Emphasized matters

As described in the note 10, important subsequent event, at the Board of Directors meeting held on April 24, 2012, it was resolved to conduct a share exchange in order for Nidec Corporation to make our Company a wholly owned subsidiary, and the agreement for the share exchange was concluded on the same day.

The said matter does not have a material impact on our opinion.

Special interests

There are no special interests between the Company and our firm or corporate operational officers to be described under the provisions of the certified public accountant law.

Audit Report by Accounting Auditor

Audit Report by Independent Auditor

May 8, 2012

To: Board of Directors, Nidec Sankyo Corporation

 Kyoto Audit Corporation

Designated and Engagement Partner	CPA	Takashi Kaji	Seal
Designated and Engagement Partner	CPA	Akihiro Kajita	Seal

Based on the provisions of Article 436, paragraph 2, item 1 of the Companies Act, we have audited the financial statements of Nidec Sankyo Corporation, which are Balance Sheets, Statement of Income, Changes in Net Assets, Notes to the Financial Statements, and Supporting Schedules, for the fiscal year, the 88th business term, from April 1, 2011 to March 31, 2012.

The responsibility of the Company’s management regarding the consolidated financial statements Management is responsible for the preparation and fair presentation of the financial statements and supporting schedules in accordance with general accepted corporate accounting standards in Japan. These responsibilities include that the Company’s management establishes and operates internal controls which the Management determines necessary for the preparation and fair presentation of consolidated financial statements and supporting schedules that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on the financial statements and the supporting schedules based on our audits from an independent standpoint. We have conducted the audits in accordance with general accepted auditing standards in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the supporting schedules are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and the supporting schedules. These procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements and the supporting schedules, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements and the supporting schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used, the method of application and the reasonableness of accounting estimates made by the management, as well as evaluating the overall presentation of the financial statements and the supporting schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit opinion

In our opinion, the financial statements and the supporting schedules referred to above present fairly in accordance with generally accepted corporate accounting standards in Japan, in all material respects, the financial position of Nidec Sankyo Corporation and the results of operations for the fiscal year.

Emphasized matters

As described in the note 11, important subsequent event, at the Board of Directors meeting held on April 24, 2012, it was resolved to conduct a share exchange in order for Nidec Corporation to make our Company a wholly owned subsidiary, and the agreement for the share exchange was concluded on the same day.

The said matter does not have a material impact on our opinion.

Special interests

There are no special interests between the Company and our firm or corporate operational officers to be described under the provisions of the certified public accountant law.

Audit Report by the Board of Corporate Auditor

Audit Report

The Board of Corporate Auditors has received the audit reports prepared by each of the Corporate Auditors concerning the business performance of the directors during the 88th term from April 1, 2011 to March 31, 2012. After discussing the audit results based the reports, we have prepared this Audit Report and report as follows.

1.	Procedures and details of the audits by the Corporate Auditors and the Board of Corporate Auditors

The Board of Corporate Auditors establishes the audit policies, allocation of duties and other matters for the current fiscal year, and receives reports concerning the implementation of audits and the audit results from each of the auditors as well as reports from the directors and the accounting auditors concerning the execution of their duties, and requests explanations as necessary.

Each of the Corporate Auditors, in accordance with standards for Audits by Corporate Auditors set forth by the Board of Corporate Auditors and with audit policies, audit plans, etc. for the current fiscal year, and through communication with the internal control division and other employees, worked to gather information and establish an audit environment. They also attended the meetings of the Board of Directors and other important meetings, received reports from the directors, employees, etc. concerning the execution of their duties, request explanations when necessary and reviewed documents concerning matters such as important decisions, and investigated business and financial conditions at the head office and major business offices. Also, with respect to the details of the Board of Directors resolutions concerning the establishment of systems prescribed by Article 100, paragraph 1 and paragraph 3 of the Companies Act Enforcement Regulations, which are described as necessary to ensure that the execution of the duties by the directors are in compliance with laws and regulations and the Article of Incorporation and to ensure appropriate activities by stock companies, received reports concerning the status of the establishment and operation on a regular basis from directors, employees, etc., requested explanations when necessary and expressed opinions. As for subsidiaries, the Corporate Auditors hold discussions and exchange information with directors, corporate auditors, etc. of subsidiaries and received the reports on business from subsidiaries as necessary. Based on the above procedures, the Corporate Auditors reviewed the Business Report and supporting schedules pertaining to the said fiscal year.

In addition, the Corporate Auditors investigated and verified whether the Accounting Auditors maintain independence and implemented proper audits, and the Board of Corporate Auditors received reports concerning the Accounting Auditors’ execution of their duties from the Accounting Auditors and requested explanations as necessary.

In addition, the Board of Corporate Auditors received notification from the Accounting Auditors that the” systems to ensure duties are performed appropriately” (as described in each of the items under Article 131 of the Corporate Accounting Regulations) have been established in accordance with the “Standards for Quality Control of Audits” (Business Accounting Council, October 28, 2005), and requested explanations as necessary.

Based on the above procedure, we have reviewed the Financial Statements for the fiscal year (Balance Sheets, Statement of Income, Changes in Net Assets and notes to the Financial Statements) and the supporting schedules as well as the Consolidated Financial Statements (Consolidated Balance Sheets, Consolidated Statement of Income, Consolidated Changes in Net Assets, and notes to the Consolidated Financial Statements).

2.	Results of audit

(1)	Results of audit of the Report of Business Report, etc.

a.	The Business Report and its supporting schedules fairly represent the condition of the Company in accordance with the laws of Japan and the Articles of Incorporation of the Company.

b.	We have determined that there were no serious occurrences of dishonest or false activity or violations of any laws or the Company’s Articles of Incorporation by any of the directors in carrying out the duties and responsibilities of their offices.

c.	In our opinion, the details of the Board of Directors resolutions concerning the internal controls system are appropriate. We also have determined that there are no matters that should be highlighted as a concern with regard to the descriptions of the Business Report and the directors in carrying out their duties concerning the internal controls system.

(2)	Results of audit of the Financial Statements and the supporting schedules In our opinion, the audit procedures and audit results received from the independent public accounting firm Kyoto Audit Corporation are appropriate.

(3)	Results of audit of the Consolidated Financial Statements and the supporting schedules In our opinion, the audit procedures and audit results received from the independent public accounting firm Kyoto Audit Corporation are appropriate.

May 8, 2012

	NIDEC SANKYO CORPORATION	The Board of Corporate Auditors

	Standing Corporate Executive Auditor	Shuhei Fujii	Seal
	Standing Corporate Executive Auditor	Toshinori Uehara	Seal
	Outside Corporate Auditor	Hideo Asahina	Seal
	Outside Corporate Auditor	Hideaki Imamura	Seal
	Outside Corporate Auditor	Osamu Narumiya	Seal
End of document

End of document

General Shareholders Meeting Reference Documents

Proposed Resolution 1: Approval of Share Exchange

The Boards of Directors of the Company and Nidec Corporation (“Nidec”) adopted resolutions at their respective meetings held on April 24, 2012 to enter into a share exchange transaction (the “Share Exchange”) with Nidec becoming the wholly-owning parent company of the Company and the Company becoming the wholly-owned subsidiary of Nidec. On the same day, the Company and Nidec executed a Share Exchange Agreement (the “Share Exchange Agreement”).

This proposal requests approval of the Share Exchange Agreement.

Nidec intends to use a simplified share exchange procedure in accordance with Article 796, Paragraph 3, of the Companies Act without obtaining the approval of its shareholders for the Share Exchange.

If the proposed resolution is approved, Nidec will become the Company’s wholly-owning parent company as of the effective date of the Share Exchange (scheduled for October 1, 2012). The Company will become a wholly-owned subsidiary of Nidec, and the Company’s stock will be delisted from the Tokyo Stock Exchange on September 26, 2012. (The last trading date will be September 25, 2012.)

1. Reasons for the Share Exchange

Since its establishment in 1973, Nidec has been enhancing its product line-up from small precision motors to general motors, machinery, electronic and optical components and other products, and expanding its business not only in the IT area, but into various other areas, including the home appliance and automobile areas, with the objective of becoming the “World’s Number One Comprehensive Manufacturer of Motors,” specializing in the business of “everything that spins and moves” with a focus on motors. Particularly in the field of small precision motors, which is Nidec’s core business, Nidec has expanded its business by acquiring companies with high technological capabilities including the Company, and by successfully pursuing and achieving synergy effects from the acquisitions.

The Company, which had original and distinctive technologies as well as a state-of-the-art production facility for its hard disc drive fluid dynamic bearing (FDB) motor business, entered into an alliance with Nidec in August 2003 to establish an efficient management system. After the Company became a consolidated subsidiary of Nidec, Nidec acquired the FDB business, and the Company contributed greatly to the Nidec group, expanding its business by focusing its management resources on stepping motors and industrial robots.

With the increasing globalization of economies, however, the Company must further implement its “Three New (new products, new markets and new clients) Strategy” that the Nidec group is currently developing to actively enter global markets so it can expand sales and enhance profitability by improving productivity in manufacturing processes.

To that end, a determination was made that it is imperative to make the Company a wholly-owned subsidiary of Nidec, to reinforce the alliance between the two companies, and to achieve effective group management based on prompt decision-making. We believe that through the Share Exchange, the Company will maintain an even closer relationship and enhance cooperation in broad areas with Nidec, making possible an acceleration of the growth strategy in the business fields where the Company excels, which will secure a stronger position in the market. As a result, it is expected that the Share Exchange will enhance the sharing of management resources and improve investment efficiencies for both companies, which will achieve a further expansion of the Nidec group’s business.

2. Summary of the Share Exchange

See attachment.

3.	Summary of each item of Article 184, Paragraph 1 of the Companies Act Enforcement Regulations (excluding Items (5) and (6))

(1)	Matters relating to the appropriateness of the exchange consideration

a.	Matters relating to the appropriateness of the total number of exchange consideration and the allocation

(i)	Content of the allocation relating to the Share Exchange

Name of company	Nidec (wholly-owning parent company)	The Company (wholly-owned subsidiary)
Share Exchange Ratio	1	0.068

Notes

1.	Ratio applied to the allocation of shares

For each share of the Company common stock, 0.068 shares of Nidec common stock will be allocated. No Nidec shares will be allocated in exchange for the 142,661,000 shares of the Company stock currently held by Nidec (as of March 31, 2012).

In the event of a significant change to the factors and assumptions used for calculating the ratio, the above share exchange ratio may be modified upon agreement by Nidec and the Company.

2.	Number of Nidec shares allocated in the Share Exchange

Nidec expects to allocate 3,175,755 shares (tentative) of its common stock in the Share Exchange. Nidec intends to use shares of its common stock held in treasury and does not intend to issue any new shares for the Share Exchange.

The Company intends to cancel all of its treasury shares (including any treasury shares acquired from dissenting shareholders exercising their purchase demand rights in connection with the Share Exchange pursuant to Article 785 of the Companies Act) immediately before the effective time of the Share Exchange (the “Reference Time”) by a resolution adopted at a meeting of its board of directors to be held by the day before the effective date of the Share Exchange effective as of the Reference Time.

The number of Nidec shares allocated in the Share Exchange may be modified as a result of the cancellation of treasury shares by the Company or for other reasons.

3.	Treatment of shares constituting less than a full trading unit

The Share Exchange is expected to result in some shareholders holding less than one full trading unit of Nidec shares (one full trading unit consists of 100 shares). Shareholders holding less than a full trading unit of Nidec shares are unable to trade such shares on financial instruments exchanges. Shareholders who hold less than a full trading unit of Nidec shares may request Nidec to purchase such shares in accordance with Article 192, Paragraph 1, of the Companies Act.

4.	Treatment of Fractional Shares

If any the Company shareholder is to receive a fraction of one Nidec share in the Share Exchange, Nidec intends to pay to such shareholder an amount in cash in proportion to the fraction of a Nidec share in accordance with Article 234 of the Companies Act.

(ii)	Basis of the calculation of the ratio applied to the allocation of shares in the Share Exchange

a.	Calculation Basis and Background

In order to ensure the fairness and appropriateness of the share exchange ratio (the “Share Exchange Ratio”), Nidec and teach requested that third-party calculation organizations independent from both companies calculate the Share Exchange Ratio. The Company selected Deloitte Tohmatsu Financial Advisory Co., Ltd. (“Tohmatsu FA”) and Nidec selected Ernst & Young Transaction Advisory Services Co., Ltd. (“E&Y TAS”) as their third-party advisers to calculate the exchange ratio.

Because the Company stock is listed on the Tokyo Stock Exchange and Nidec stock is listed on the Tokyo Stock Exchange, the Osaka Securities Exchange and the New York Stock Exchange and market prices are available, Tohmatsu FA calculated values of Nidec and the Company using the market price method (in applying the market price method, Tohmatsu FA used the average closing prices per share (for Nidec, the closing price on the Osaka Securities Exchange) of Nidec common stock and the Company common stock for the one-week, one-month, three-month and six-month periods ended April 23, 2012, which was the reference date for the calculation). In addition, to reflect both companies’ future business activities in the calculation, Tohmatsu FA used the discounted cash flow method (“DCF method”) as well. In the period ending March 2013, profit plans of the Company and Nidec used by Tohmatsu FA as assumptions in the DCF method calculation forecasted temporary and significant increases in profits as business rebounds from the Great East Japan Earthquake, flooding in Thailand, and other events. No significant increase or decrease of profits is forecasted thereafter.

The ranges of the number of Nidec shares to be allocated in exchange for each the Company share calculated based on each method are set forth below.

Method Used	Range of Share Exchange Ratio
Market price method	0.066 - 0.072
DCF method	0.053 - 0.083

In calculating the Share Exchange Ratio, Tohmatsu FA generally used information provided by both companies and information publicly available as-is under the assumption that all such information was accurate and complete. Tohmatsu FA did not independently verify the accuracy or completeness of the information. In addition, with regard to assets and liabilities (including contingent liabilities) of both companies and their respective affiliates, Tohmatsu FA did not conduct an independent evaluation, appraisal or assessment, including any evaluation or analysis of each asset or liability, and did not request any such appraisal or assessment from any third-party. The calculation by Tohmatsu FA of the Share Exchange Ratio reflects information and economic conditions on and before April 23, 2012. Tohmatsu FA also assumed that the financial forecasts of both companies were reasonably prepared based on management’s best estimates and judgment at the time.

Upon the request from the board of directors of the Company, Tohmatsu FA submitted the written opinion (fairness opinion) dated April 23, 2012 to the board of directors of the Company that the Share Exchange Ratio is fair from the financial perspective to the shareholders of the Company other than the Company’s controlling shareholders and other parties (here and hereafter, defined as “controlling shareholders and others prescribed by the Enforcement Rules” in Article 441-2 of the Securities Listing Regulations of the Tokyo Stock Exchange and Article 436-3 of the Enforcement Rules of the same) under assumed terms described above and other certain assumptions.

E&Y TAS calculated values of Nidec and the Company using the market price method, DCF method, and the comparable companies analysis (in applying the market price method, E&Y TAS used April 23, 2012 as the reference date for the calculation, and the period between the day immediately following Nidec’s and the Company’s announcement of revisions to their respective earnings results on January 24, 2012, and the reference date as the applied period). In the period ending March 2013, the profit plans of Nidec and the Company used by E&Y TAS as an assumption in the DCF method calculation forecast a temporary and significant increase in profits as business rebounds from the Great East Japan Earthquake, flooding in Thailand, and other events. No significant increase or decrease of profits is forecasted thereafter.

The ranges of the number of Nidec shares to be allocated in exchange for each the Company share calculated based on each method are set forth below.

Method Used	Range of Share Exchange Ratio
Market price method	0.062 - 0.076
DCF method	0.047 - 0.073
Comparable companies analysis	0.055 - 0.084

In calculating the Share Exchange Ratio, E&Y TAS generally used information provided by both companies and information publicly available as-is under the assumption that all such information was accurate and complete. E&Y TAS did not independently verify the accuracy or completeness of the information. In addition, with regard to assets and liabilities (including contingent liabilities) of both companies and their respective affiliates, E&Y TAS did not conduct an independent evaluation, appraisal or assessment, including any evaluation or analysis of each asset or liability, and did not request any such appraisal or assessment from any third-party. E&Y TAS also assumed that the financial forecasts of both companies were reasonably prepared based on management’s best estimates and judgment at the time.

The Company and Nidec negotiated and discussed with each other in good faith, carefully considering the results of the calculations of the Share Exchange Ratio submitted by the third-party organizations and financial status, results, share price developments and other factors. As a result, the Company and Nidec each determined that the Share Exchange Ratio is reasonable and executed the Share Exchange Agreement pursuant to the resolutions of their board of directors adopted at meetings held on April 24, 2012.

b.	Relationships with the third-party advisers

Both Tohmatsu FA and E&Y TAS are independent organizations, and neither E&Y TAS nor Tohmatsu FA is a related party of either the Company or Nidec or has any material interest in the Share Exchange that needs to be disclosed.

b.	Matters relating to the appropriateness of the amounts of Nidec’s capital and reserves

The amounts of Nidec’s capital and reserves to be increased in conjunction with the Share Exchange are set forth below.

Capital:	Zero (0) yen
Capital reserves:	Amount of change in shareholder’s equity specified in Article 39 of the Corporate Accounting Rules
Retained earnings reserve:	Zero (0) yen

The above was set in accordance with the Corporate Accounting Rules and other fair accounting standards and determined to be appropriate from the perspective of implementing flexible capital measures.

c.	Reason for selecting Nidec common stock as the share exchange consideration

The Company and Nidec selected the common stock of Nidec, which will become the wholly-owning parent company of the Company, as the share exchange consideration. The Company and Nidec determined that Nidec common stock is appropriate as the share exchange consideration for the following reasons.

(i)	Nidec shares are traded on the Tokyo Stock Exchange, the Osaka Securities Exchange, and the New York Stock Exchange and can be traded on these exchanges even after the Share Exchange.

(ii)	By accepting Nidec shares, shareholders will be able to enjoy the benefits created from integration effects including higher efficiency and an expansion of results in conjunction with the Company becoming a wholly-owned subsidiary of Nidec.

d.	Consideration of preventing harm to the interests of the Company shareholders other than Nidec

(i)	Measures to ensure fairness

Because Nidec currently holds 75.34% of the total outstanding shares of the Company stock (excluding treasury shares), Nidec and the Company determined that measures should be taken to ensure the fairness of the Share Exchange.

Accordingly, in order to ensure the fairness of the share exchange ratio to be applied in the Share Exchange, Nidec requested a third-party adviser, E&Y TAS, to calculate the ratio. Nidec also negotiated and discussed with the Company in good faith, carefully considering the above calculations, and determined by resolution at a meeting of its board of directors held on April 24, 2012 to enter into the Share Exchange based on the Share Exchange Ratio.

Nidec did not obtain a written opinion (fairness opinion) from E&Y TAS stating that the Share Exchange Ratio was fair to Nidec from a financial perspective.

Furthermore, in order to ensure the fairness of the Share Exchange Ratio to be applied in the Share Exchange, the Company requested a third-party adviser, Tohmatsu FA, to calculate the ratio. The Company also negotiated and discussed with Nidec in good faith, carefully considering the above calculations, and determined by resolution at a meeting of its board of directors held on April 24, 2012 to enter into the Share Exchange based on the Share Exchange Ratio.

In addition, the board of directors of the Company received as an opinion that the Share Exchange Ratio is not disadvantageous to minority shareholders a written opinion (fairness opinion) dated April 24, 2012 from Tohmatsu FA that the Share Exchange Ratio is fair from a financial perspective to the shareholders of the Company other than the Company’s controlling shareholders and other parties under certain assumptions and with certain qualifications.

Moreover, Nidec engaged Oh-Ebashi LPC & Partners and the Company engaged Nagashima Ohno & Tsunematsu as their respective legal advisers and received legal advice regarding the handling of and procedures for resolutions of board of directors including procedures for the Share Exchange.

(ii)	Measures to avoid conflicts of interest

Mr. Shigenobu Nagamori, president and representative director of Nidec, and Mr. Tetsuo Inoue, director and senior vice president of Nidec, concurrently serve as directors of the Company. In addition, Mr. Osamu Narumiya, full-time corporate auditor of Nidec, and Mr. Hideo Asahina, executive consultant of Nidec, concurrently serve as corporate auditors of the Company.

In light of the above persons holding concurrent positions, to avoid conflicts of interest, Messrs. Shigenobu Nagamori and Tetsuo Inoue did not participate in the discussions or resolution concerning the Share Exchange by the boards of directors of Nidec and the Company. Similarly, Mr. Osamu Narumiya did not participate in the discussions concerning the Share Exchange by Nidec’s board of directors and did not express any opinion. Moreover, Messrs. Osamu Narumiya and Hideo Asahina did not participate in the discussions or express any opinion concerning the Share Exchange by the Company’s board of directors.

The resolution approving execution of the Share Exchange Agreement was adopted unanimously with all directors in attendance with the exception of Messrs. Shigenobu Nagamori and Tetsuo Inoue at a meeting of the board of directors held on April 24, 2012. Further, with the exception of Messrs. Osamu Narumiya and Hideo Asahina, all of the corporate auditors including the one outside corporate auditor, an independent officer, indicated that they have no objection to execution of the Share Exchange Agreement.

(2)	Reference matters concerning the exchange consideration

a.	Provisions of Nidec’s Articles of Incorporation

Nidec’s Articles of Incorporation are posted on the Company’s Website (http://www.nidec-sankyo.co.jp/) in accordance with laws and regulations and Article 15 of the Articles of Incorporation.

b.	Matters relating to the method of conversion of the exchange consideration

(i)	Markets trading the exchange consideration

Tokyo Stock Exchange, First Section

Osaka Securities Exchange, First Section

New York Stock Exchange

(ii)	Securities companies that broker, distribute, or serve as agent for trading the exchange consideration

Various securities companies

(iii)	Details of restrictions on transfer or other disposal of the exchange consideration

N/A

c.	Matters relating to the market value of the exchange consideration

The average closing market prices for the one-month, three-month, and six-month period immediately prior to the date of execution of the Share Exchange Agreement for Nidec shares, the consideration for the Share Exchange, are set forth below.

One-month period	Three-month period	Six-month period
7,404 yen	7,415 yen	7,082 yen

Additional detailed information can be found on the following website.

http://www.ose.or.jp/

d.	Content of Nidec’s balance sheets for each fiscal year whose last day held within the previous five years

Nidec has submitted securities reports, and accordingly, this information is omitted here.

(3)	Matters relating to the appropriateness of the provisions of the Share Exchange concerning share warrants

N/A

(4)	Matters relating to financial statements

a.	Details of Nidec’s financial statements for the most recent fiscal year

Nidec’s financial statements for the most recent fiscal year are posted on the Company’s Website (http://www.nidec-sankyo.co.jp/) in accordance with laws and regulations and Article 15 of the Articles of Incorporation.

b.	Details of events occurring after the end of the most recent fiscal years of the share exchange parties that materially impact corporate assets

(i)	The Company

N/A

(ii)	Nidec

A.	Completion of Acquisition of the Minster Machine Company

On April 2, 2012, a Nidec subsidiary, Nidec-Shimpo Corporation, acquired all of the voting rights in the Minster Machine Company (“Minster”).

•	Purpose

Among the machine and equipment product groups, Minster is particularly strong in its line of medium-sized and large-sized high-speed, high-rigidity press machines and large-sized press machines for dies for motor parts. Through this acquisition, Nidec group seeks to develop a broader range of markets, covering not just the existing electronic component market, but also the beverage can and auto parts markets, thereby increasing sales opportunities and expanding motor-related business, and leading to further growth for the Nidec group.

•	Acquisition Method

Acquisition with own funds

B.	Stock Purchase Agreement for Shares of Ansaldo Sistemi Industrial S.p.A.

Nidec entered into a share purchase agreement on April 11, 2012 with HVEASI Holding, B.V. (Netherlands), an unlisted consolidated subsidiary of the private equity fund Patriarch Partners, LLC, under which Nidec agreed to acquire all of the voting rights in Ansaldo Sistemi Industriali S.p.A. in Italy.

•	Purpose

Through this transaction, Nidec group aims, in the field of industrial motors, which belongs to the general motor product group, one of Nidec group’s priority fields, to expand business in regions where it does not have a sales platform and offer a broader product portfolio, and to further expand its business in that field.

•	Acquisition Method and Timing

Acquisition with own funds, with the share acquisition scheduled for the end of May 2012.

Attachment: Share Exchange Agreement

Share Exchange Agreement (copy)

Nidec Corporation (“Nidec”) and Nidec Sankyo Corporation (“Nidec Sankyo”) hereby enter into this Share Exchange Agreement (this “Agreement”).

Article 1: Share Exchange

Nidec and Nidec Sankyo shall execute a share exchange (the “Share Exchange”) with Nidec becoming the wholly-owning parent company of Nidec Sankyo and Nidec Sankyo becoming the wholly-owned subsidiary of Nidec in accordance with this Agreement, and Nidec will acquire all outstanding shares of Nidec Sankyo pursuant to the Share Exchange.

Article 2: Trade Names and Addresses of Nidec and Nidec Sankyo

The trade names and addresses of Nidec and Nidec Sankyo are as set forth below.

(1)	Nidec

1.	Trade name: Nidec Corporation

2.	Address: 338 Tonoshiro-cho, Kuze, Minami-ku, Kyoto

(2)	Nidec Sankyo

1.	Trade name: Nidec Sankyo Corporation

2.	Address: 5329 Shimosuwa-machi, Suwa-gun, Nagano

Article 3: Effective Date

The effective date of the Share Exchange shall be October 1, 2012; provided, however, that the effective date may be modified following consultations by Nidec and Nidec Sankyo if necessary based on the progress of the Share Exchange procedures in accordance with Article 790 of the Companies Act. In this case, Nidec Sankyo shall give public notice of the modified effective date by the day before the pre-modification effective date (if the modified effective date is before the pre-modification effective date, then the modified effective date).

Article 4: Matters relating to the Number of Shares Granted and Allocation of Shares Pursuant to the Share Exchange

1.	When executing the Share Exchange, in exchange for Nidec Sankyo common stock, Nidec shall grant Nidec common stock equal to the number of Nidec Sankyo common shares owned times 0.068 (fractions less than one share shall be rounded down) to Nidec Sankyo shareholders of record (excluding Nidec; referred to as “Shareholders at the Reference Time”) immediately prior to the acquisition of all Nidec Sankyo issued shares by Nidec pursuant to the Share Exchange (the “Reference Time”).

2.	When executing the Share Exchange, Nidec shall allocate to Shareholders at the Reference Time 0.068 shares of Nidec common stock for each one share of Nidec Sankyo common stock owned.

3.	When executing the Share Exchange, if any fractional shares of less than one share of Nidec common stock are allocated to Shareholders at the Reference Time, they shall be handled in accordance with Article 234 of the Companies Act.

Article 5: Matters relating to Capital and Reserves

The amounts of Nidec’s capital and reserves to be increased in conjunction with the Share Exchange are set forth below.

(1) Capital:	Zero (0) yen
(2) Capital reserves:	Amount of change in shareholder’s equity specified in Article 39 of the Corporate Accounting Rules
(3) Retained earnings reserve:	Zero (0) yen

Article 6: Approval Procedures

1.	Pursuant to Article 796, Paragraph 3 of the Companies Act, Nidec shall execute the Share Exchange without obtaining approval of this Agreement by resolution of its general shareholders meeting; provided, however, that if approval of Nidec’s general shareholders meeting is required pursuant to Article 796, Paragraph 4 of the Companies Act, Nidec shall seek approval of this Agreement and the adoption of resolutions concerning necessary matters from its general shareholders meeting by the day before the effective date.

2.	Nidec Sankyo shall seek approval of this Agreement and the adoption of resolutions concerning matters necessary for the Share Exchange at its ordinary general shareholders meeting scheduled for June 18, 2012; provided, however, that this may be modified following consultations between Nidec and Nidec Sankyo if necessary according to the progress of the Share Exchange procedures.

Article 7: Handling of Treasury Shares

Nidec Sankyo shall cancel all treasury shares (including any treasury shares acquired from dissenting shareholders exercising their purchase demand rights in connection with the Share Exchange pursuant to Article 785, Paragraph 1 of the Companies Act) that it holds as of the Reference Time effective as of the Reference Time by resolution of the Nidec Sankyo board of directors adopted at a meeting to be held by the day before the effective date.

Article 8: Management of Corporate Assets

Nidec and Nidec Sankyo shall conduct operations and manage and administer their assets with the due care of a good manager from the day of execution of this Agreement until the day before the effective date of the Share Exchange, and any conduct that will have a material impact on those assets and rights and duties shall be performed following discussions by and agreement between Nidec and Nidec Sankyo.

Article 9: Modification of the Share Exchange Conditions and Cancellation of this Agreement

If during the period from the date of execution of this Agreement until the day before the effective date of the Share Exchange any material changes to the assets or management status of Nidec or Nidec Sankyo occur, any circumstances that would materially impede execution of the Share Exchange occur, or it otherwise becomes difficult to achieve the objectives of this Agreement, following discussions by Nidec and Nidec Sankyo, the share exchange conditions may be modified or this Agreement may be canceled.

Article 10: Effectiveness of this Agreement

If any lawful institutional decisions of Nidec or Nidec Sankyo specified in Article 6 or permits, licenses, registrations, approvals, and the like from the competent authorities necessary for the execution of the Share Exchange cannot be obtained, this Agreement shall cease to be effective.

Article 11: Consultation Matters

Further to the provisions of this Agreement, Nidec and Nidec Sankyo shall engage in consultations and make a determination in accordance with the intent of this Agreement concerning any necessary matters relating to the Share Exchange.

IN WITNESS WHEREOF, this Agreement shall be prepared in duplicate, and following execution by Nidec and Nidec Sankyo, each shall retain one copy.

April 24, 2012

Nidec:

Nidec Corporation

338 Tonoshiro-cho, Kuze, Minami-ku, Kyoto

By: Shigenobu Nagamori, president and representative director

Nidec Sankyo:

Nidec Sankyo Corporation

5329 Shimosuwa-machi, Suwa-gun, Nagano

By: Kazuyoshi Yasukawa, president and representative director

Proposed Resolution 2: Appointment of Nine (9) Members of the Board of Directors

This Proposal is, as the terms of all of the current seven (7) members to the Board of Directors expire at the end of this General Meeting Shareholders, to make it more flexible and effective, and to select nine (9) candidates as the members to the Company’s Board of Directors.

The candidates of Directors are as follows;

No.	Name (Date of Birth)	Brief Personal Record, Responsibilities and Important Positions at the Other Companies		Numbers of shares of the Company Owned	Conflict of interests against the Company
1	Shigenobu Nagamori (August 28, 1944)	July 1973	Founds Nidec Corporation Chairman of the Board, President & CEO (current position)
		June 2009	Retires as Representative Director and Chairman of the Company, Member of the Board and Chairman, the Company (current position)
[Important positions held in group companies]

Representative Director and Chairman, Nidec Motor Holdings Corporation

Representative Director and Chairman, Nidec-Shimpo Corporation

Representative Director and Chairman, Nidec Seimitsu Corporation

Representative Director and Chairman, Nidec Nissin Corporation

Member of the Board and Chairman, Nidec Copal Corporation

Member of the Board and Chairman, Nidec Tosok Corporation

Member of the Board and Chairman, Nidec Copal Electronics Corporation

Member of the Board and Chairman, Nidec-Read Corporation

Member of the Board and Chairman, Nidec Motor Corporation

[Position and title at the parent company or its subsidiaries for the past five years]

				2,252,000	Note1
Nissin Kohki Co., Ltd. (currently, Nidec Nissin Corporation):
		March 2004	Representative Director and Chairman (current position)
Sankyo Shoji Co., Ltd. (currently, Nidec Sankyo Shoji Corporation) (absorbed by the Company as of April 1, 2012):
		March 2009	Retires as Member of the Board
Nidec Copal Corporation:
		June 1998	Member of the Board and Chairman (current position)
Nidec Tosok Corporation:
		June 1997	Member of the Board and Chairman (current position)
Nidec Copal Electronics Corporation:
		September 2004	Member of the Board and Chairman (current position)
Nidec-Read Corporation:
		March 1997	Member of the Board and Chairman (current position)
Nidec Techno Motor Holdings Corporation (currently, Nidec Techno Motor Corporation):
		September 2009 March 2012	Member of the Board Retires as Member of the Board

No	Name (Date of Birth)	Brief Personal Record, Responsibilities and Important Positions at the Other Companies		Numbers of shares of the Company Owned	Conflict of interests against the Company
Nidec Shibaura Corporation (absorbed by Nidec Techno
Motor Holdings Corporation (currently, Nidec Techno
Motor Corporation) as of April 1, 2011):
		September 2009	Retires as Member of the Board
Nidec Power Motor Corporation (absorbed by Nidec
Techno Motor Holdings Corporation as of March 21, 2011):
		September 2009	Retires as Member of the Board
Nidec-Shimpo Corporation:
		October 2003	Representative Director and Chairman (current position)
Nidec-Kyori Corporation (absorbed by Nidec-Shimpo
Corporation as of April 1, 2012):
		December 2008	Retires as Representative Director and Chairman
		January 2009	Member of the Board
		April 2011	Retires as Member of the Board, Member of the Board and Chairman
		July 2011	Retires as Member of the Board and Chairman, Member of the Board
		March 2012	Retires as Member of the Board
Japan Servo Co., Ltd. (currently, Nidec Servo Corporation):
		June 2007	Member of the Board and Chairman
		March 2012	Retires as Member of the Board and Chairman
		April 2012	Member of the Board (current position)
Nidec Motors & Actuators:
		December 2006	Member of the Board (current position)
Sankyo Logistics Corporation (currently, Nidec Logistics Corporation):
		June 2009	Retires as Representative Director and Chairman
Nidec Seimitsu Corporation:
		July 2011	Representative Director and Chairman (current position)
Nidec Machinery Corporation:
		October 2009	Retires as Representative Director and Chairman
Tokyo Pigeon Co., Ltd. (currently, Nidec Pigeon Corporation) (liquidated as of June 2011):
		March 2009	Retires as Member of the Board
Nidec Total Service Corporation:
		March 2009	Retires as Member of the Board
Nidec System Engineering (Zhejiang) Corporation (spun off to Nidec Tosok (Zhejiang) Corporation, Nidec-Read (Zhejiang) Corporation, Nidec-Kyori Machinery (Zhejiang) Corporation, and Nidec Machinery (Zhejiang) Corporation):
		March 2009	Retires as Representative Director and Chairman
Nidec Motor Holdings Corporation:
		October 2010	Representative Director and Chairman (current position)
Nidec Motor Corporation:
		August 2010	Member of the Board and Chairman (current position)

No	Name (Date of Birth)	Brief Personal Record, Responsibilities and Important Positions at the Other Companies		Numbers of shares of the Company Owned	Conflict of interests against the Company
2	Kazuyoshi Yasukawa (August 28, 1950)	April 1971	Joins the Company
		April 2002	Division President, Industrial Machinery and Equipment Dept.
		July 2002	Vice President
		March 2004	Member of the Board
		April 2005	Member of the Board and Senior Vice President
		June 2006	Representative Director and President	18,865	N/A
(current position)
[Important positions held in group companies]
Representative Director and Chairman, Nidec Sankyo Electronics (Dongguan) Corporation
Representative Director and Chairman, Nidec Sankyo (Zhejiang) Corporation

3	Kazutake Akiba (May 28, 1951)	March 1970	Joins the Company
		April 2007	Executive Director
		June 2007	Member of the Board
		June 2008	Vice President	4,916	N/A
		June 2010	Member of the Board and Vice President
		June 2011	Member of the Board and Senior Vice President (current position)

4	Takaomi Ohira (May 18, 1957)	April 1981	Joins the Company
		April 2007	Executive Director
		June 2008	Vice President
		June 2011	Member of the Board and Senior Vice President (current position)
[Important positions held in group companies]
Representative Director and Chairman, Nidec Sankyo America Corporation
		Representative Director and Chairman, Nidec Sankyo Europe GmbH		9,124	N/A
Representative Director and Chairman, Nidec Sankyo (H.K.) Co., Ltd.
Representative Director and Chairman, Nidec Sankyo Electronics (Shenzhen) Corporation
Representative Director and Chairman, Nidec Sankyo Electronics (Shanghai) Corporation
Representative Director and Chairman, Nidec Sankyo Korea Corporation
Representative Director and Chairman, Nidec Sankyo (Thailand) Company Ltd.

5	Eiji Imai (March 8, 1956)	April 1980	Joins the Company
		April 2004	Executive Director
		June 2006	Member of the Board
		June 2008	Member of the Board and Vice President
		April 2010	Member of the Board and Senior Vice President	12,844	N/A
		April 2012	Member of the Board and Vice President (current position)
[Important positions held in group companies]
Representative Director and Chairman, Nidec Sankyo Taiwan Corporation
Representative Director and Chairman, Nidec Sankyo Electronics (Shaoguan) Company Ltd.
Member of the Board, Chairman, Nidec Sankyo Vietnam Corporation

No	Name (Date of Birth)	Brief Personal Record, Responsibilities and Important Positions at the Other Companies		Numbers of shares of the Company Owned	Conflict of interests against the Company
6	Shigeru Aoki (July 2, 1951)	April 1974	Joins The Bank of Tokyo, Ltd. (currently, The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	479	N/A
		March 2007	Member of the Board and Vice President, Re-plus Inc.
		January 2009	Joins Nidec Corporation
		March 2009	Joins the Company as Vice President
		June 2011	Member of Board and Vice President (current position)

7	*Akira Sato (November 2, 1954)	April 1977	Joins Nissan Motor Co., ltd.	—	N/A
		April 2002	Corporate Vice President
		January 2012	Joins Nidec Corporation, First Senior Vice President (current position)
[Position and title at the parent company or its subsidiaries for the past five years]
Nidec Techno Motor Corporation:
		April 2012	Corporate Auditor (current position)

No	Name (Date of Birth)	Brief Personal Record, Responsibilities and Important Positions at the Other Companies		Numbers of shares of the Company Owned	Conflict of interests against the Company
8	Tetsuo Inoue (June 22, 1948)	April 1972	Joins Sumitomo Bank Corporation (currently, Sumitomo Mitsui Banking Corporation)	—	N/A
		December 1999	Joins Nidec Corporation, Executive Director
		March 2004	Member of the Board (current position), the Company
		June 2010	Member of the Board and Senior Vice President, Nidec Corporation (current position)
[Position and title at the parent company or its subsidiaries for the past five years]
Nissin Kohki Co., Ltd. (currently, Nidec Nissin Corporation):
		March 2004	Member of the Board (current position)
Sankyo Shoji Co., Ltd. (currently, Nidec Sankyo Shoji Corporation) (absorbed by the Company as of April 1, 2012):
		March 2004	Member of the Board
		March 2012	Retires as Member of the Board
Nidec Copal Corporation:
		June 2002	Corporate Auditor (current position)
Nidec Tosok Corporation:
		June 2002	Corporate Auditor (current position)
Nidec Copal Electronics Corporation:
		June 2000	Corporate Auditor (current position)
Nidec-Read Corporation:
		June 2001	Corporate Auditor (current position)
Nidec Techno Motor Holdings Corporation (Nidec Techno Motor Corporation):
		September 2009	Member of the Board
		March 2012	Retires as Member of the Board
Nidec Shibaura Corporation (absorbed by Nidec Techno Motor Holdings Corporation (currently, Nidec Techno Motor Corporation) as of April 1, 2011):

		March 2011	Retires as Corporate Auditor
Nidec Power Motor Corporation (absorbed by Nidec Techno Motor Holdings Corporation (currently, Nidec Techno Motor Corporation) as of March 21, 2011):
		March 2011	Retires as Corporate Auditor
Nidec-Shimpo Corporation:
		June 2005	Member of the Board (current position)
Nidec-Kyori Corporation (absorbed by Nidec-Shimpo Corporation as of April 1, 2012):
		December 1999	Corporate Auditor
		March 2012	Retires as Corporate Auditor
Japan Servo Co., Ltd. (currently, Nidec Servo Corporation)
		June 2007	Corporate Auditor
		March 2012	Retires as Corporate Auditor
Nidec Logistics Corporation:
		March 2004	Member of the Board (current position)
Nidec Seimitsu Corporation:
		July 2011	Corporate Auditor (current position)
Nidec Nemicon Corporation (currently, Nemicon Co., Ltd.):
		April 2009	Retires as Corporate Auditor
Nidec Machinery Corporation:
		June 2001	Corporate Auditor
		March 2012	Retires as Corporate Auditor
Tokyo Pigeon Co., Ltd. (currently, Nidec Pigeon Corporation) (liquidated as of June 30, 2011):
		March 2004	Member of the Board
		June 2011	Retires as Member of the Board
Nidec Total Service Corporation:
		June 2000	Corporate Auditor (current position)

No	Name (Date of Birth)	Brief Personal Record, Responsibilities and Important Positions at the Other Companies		Numbers of shares of the Company Owned	Conflict of interests against the Company

9	*Tatsunari Maruyama (March 17, 1948)	April 1970	Joins the Company	2,000	N/A
		April 1998	Executive Director
		March 2001	Vice President
		January 2003	Joins Nidec Nissin Corporation as the Member of Board
		April 2010	Representative Director and President,
Nidec Nissin Corporation (current position)

Notes

1.	Special interests with the Company

Mr. Shigenobu Nagamori, a candidate for director, serves as president and representative director of Nidec, the Company’s parent company.

2.	Messrs. Akira Sato and Tetsuo Inoue are candidates for outside directors.
3.	Reasons for electing these outside directors and reasons for determining that they can perform their duties as outside directors.

Mr. Akira Sato has an outstanding global sense gained from working as a manager of overseas subsidiaries and affiliates of other companies, has extensive business experience, and has been involved in the management of Nidec group companies as a first senior vice president of Nidec, the Company’s parent company. As a result of this knowledge and experience, we have determined that Mr. Sato is fully capable of performing the duties as an outside director.

Mr. Tetsuo Inoue has been involved in the management of the many other group companies as a member of the board and senior vice president of Nidec, the Company’s parent company, and as a general manager of affiliates, enhancing synergy effects with the parent company and supporting management of the Company by introducing new management techniques. In the eight years since he took the post, he has fully performed his duties as an outside director, and we have determined that he is capable of continuing to perform those duties.

4.	Executive officers at a business with special interests

Mr. Akira Sato concurrently serves as a first senior vice president of Nidec and Mr. Tetsuo Inoue concurrently serves as a member of the Board and senior vice president of Nidec, and Nidec is a business with a special interest (parent company) in the Company.

5.	An asterisk indicates a new candidate.

Proposed Resolution 3: Appointment of Three (3) Members to the Board of Corporate Auditors

This Proposal is, as the terms of the Company’s Corporate Auditors, Messrs. Syuhei Fujii and Toshinori Uehara, expire at the end of this General Meeting of shareholders and Corporate Auditor Mr. Hideo Asahina will resign from his office, to select the following three (3) candidates as member to the Company’s Board of Corporate Auditors.

The term of office for the candidates of Mr. Maeda shall be the same with the unexpired balance of the retired Corporate Auditor, Mr. Asahina since Mr. Maeda will be elected to fill vacancies in accordance with Articles of Incorporation.

Consent of the Company’s Board of Corporate Auditors has already been granted concerning this Proposal.

The candidates of Auditors are as follows;

No	Name (Date of Birth)	Brief Personal Record, Responsibilities and Important Positions at the Other Companies		Numbers of shares of the Company Owned	Conflict of interests against the Company
1	Shuhei Fujii (December 30, 1950)	April 1974	Joins Sanwa Bank, Limited. (currently, The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	6,275	N/A
		February 2003	Joins Nidec Corporation as Manager of Affiliate Admin. Dept.
		October 2003	Joins the Company as Vice President
		April 2005	Executive Director
		June 2007	Member of the Board
		June 2008	Member of the Board and Vice President
		June 2010	Standing Corporate Auditor (current position)

2	Toshinori Uehara (June 7, 1950)	April 1974	Joins the Company	3,073	N/A
		April 2005	Manager of Accounting Dept.
		June 2010	Standing Corporate Auditor (current position)

3	*Koichi Maeda (December 20, 1948)	April 1971	Joins Sumitomo Bank Corporation (currently, Sumitomo Mitsui Banking Corporation)	—	N/A
		June 2002	Senior Officer
		November 2003	Member of the Board and President, SMFG Corporate Recovery Servicer Co., Limited
		November 2005	Joins Sanyo Electric Co., Ltd.
		February 2006	Representative Director and Executive Vice President
		June 2010	Outside Member of the Board, Tozai Kenchiku Service Co., Ltd., Full-time Corporate Auditor, The Japan Research Institute, Limited
		October 2010	Joins Nidec Corporation Executive Vice President (current position)
[Position and title at the parent company or its subsidiaries for the past five years]

Nidec Seimitsu Corporation
		July 2011	Member of the Board (current position)

Notes

1.	Mr. Koichi Maeda is a candidate for outside corporate auditor.
2.	Reasons for electing the outside corporate auditor and reasons for determining that they can perform their duties as an outside corporate auditor.
Mr. Koichi Maeda has extensive knowledge and experience concerning management and possesses considerable knowledge concerning finance and accounting, and accordingly, we have determined that he is fully capable of performing the duties as an outside corporate auditor of the Company.
3.	Executive officer at a business with special interests
Mr. Koichi Maeda currently serves as an executive vice president of Nidec, and Nidec is a business with a special interest (parent company) in the Company.
4.	An asterisk indicates a new candidate.

End

Notice:

This is a translation from Japanese of a notice distributed to shareholders in Japan. The translation is prepared solely for convenience of foreign shareholders. In case of any discrepancy between the translation and the Japanese original, the latter shall prevail.